UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Denny’s Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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203 East Main Street

Spartanburg, South Carolina 29319

April 10, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Denny’s Corporation to be held at 9:00 a.m. on Wednesday, May 21, 2008, at the Spartanburg Marriott at Renaissance Park, 299 North Church Street, Spartanburg, South Carolina. If you plan to attend, we ask that you please (1) detach, sign and return the self-addressed, postage prepaid Attendance Card, and (2) detach and bring with you to the meeting the Admittance Card. These cards are attached together and enclosed with the form of proxy for the meeting.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you attend in person, it is important your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy, or vote via telephone or the Internet as set forth in the proxy, at your earliest convenience.

On Behalf of the Board of Directors,

Sincerely,

Debra Smithart-Oglesby
Board Chair

NOTICE OF MEETING

Spartanburg, SC

April 10, 2008

The Annual Meeting of Stockholders of Denny’s Corporation will be held at the Spartanburg Marriott at Renaissance Park, 299 North Church Street, Spartanburg, South Carolina on Wednesday, May 21, 2008 at 9:00 a.m. for the following purposes as described in the accompanying Proxy Statement:

1.	To elect nine (9) directors.

2.	To consider and vote on a proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the year ending December 31, 2008.

3.	To consider and vote on a proposal to approve the Denny’s Corporation 2008 Omnibus Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

Only holders of record of Denny’s Corporation common stock at the close of business on March 25, 2008 will be entitled to notice of, and to vote at, this meeting.

Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person. However, in order to vote your shares in person at the meeting, you must be a stockholder of record or hold a valid proxy from your broker permitting you to vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2008.

The proxy statement and the 2007 Annual Report of Denny’s Corporation are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113027&p=irol-irhome or by following the link to Investor Relations at www.Dennys.com.

RHONDA J. PARISH

Executive Vice President,

Chief Legal Officer and Secretary

Proxy Statement Table of Contents

PROXY STATEMENT

April 10, 2008

GENERAL

Introduction

The Annual Meeting of Stockholders of Denny’s Corporation, a Delaware corporation, will be held on Wednesday, May 21, 2008, at 9:00 a.m. at the Spartanburg Marriott at Renaissance Park, 299 North Church Street, Spartanburg, South Carolina (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denny’s Corporation to be used at the upcoming Annual Meeting of Stockholders. The information provided herein concerns not only Denny’s Corporation, but also Denny’s, Inc. (“Denny’s”), a subsidiary which it wholly owns through another wholly-owned subsidiary, Denny’s Holdings, Inc., since substantially all operations of Denny’s Corporation are currently conducted through Denny’s.

Stockholder Voting

You may vote at the Annual Meeting either by proxy or in person. Only holders of record of common stock of Denny’s Corporation, par value $.01 per share (the “Common Stock”) as of the close of business on March 25, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be mailed to each such stockholder beginning on or about April 14, 2008.

Voting by Proxy

To vote by proxy, you must either properly execute and return prior to the meeting a proxy (in the form enclosed), or follow the instructions set forth in the enclosed proxy to vote by phone or by the Internet. Where you have appropriately specified how your proxy is to be voted, it will be voted accordingly. If no specifications are made, your proxy will be voted (i) in favor of the nine (9) nominees to the Board of Directors, (ii) in favor of the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries (collectively, the “Company”) for the year ending December 31, 2008, and (iii) in favor of the proposal to approve the Denny’s Corporation 2008 Omnibus Incentive Plan. The Company does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matter of business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

If you execute a proxy, you may revoke it at any time before it is exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, Chief Legal Officer and Secretary of Denny’s Corporation, either at the Annual Meeting or prior to the meeting date at the Denny’s Corporation principal executive offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person. If you vote by telephone or by accessing the Internet voting website, you may also revoke your proxy by re-voting using the same procedure no later than 7:00 p.m. Eastern Time on Tuesday, May 20, 2008.

Voting in Person

To vote at the meeting in person, you must be a stockholder of record or hold a valid proxy from your broker permitting you to vote at the meeting.

Voting Requirements

At the meeting, holders of Common Stock will have one vote per share and a quorum, consisting of a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying Notice of Meeting will become effective by majority vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached, but will not be counted in determining the number of shares voted “for” or “against” any director-nominee or “for” or “against” any other proposal. As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 94,977,825 shares of Common Stock.

Equity Security Ownership

Principal Stockholders

The following table sets forth the beneficial ownership of Common Stock by each stockholder known by the Company as of March 25, 2008 to own more than 5% of the outstanding shares. As of March 25, 2008, there were 94,977,825 shares of the Common Stock issued and outstanding.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Common Stock
Fidelity Management & Research Company (and related entities) 82 Devonshire Street Boston, MA 02109	11,512,067	(1)	12.1
Olstein Capital Management, LP 4 Manhattanville Road Purchase, NY 10577-2119	8,887,100	(2)	9.4
Wellington Management Company, LLP 75 State Street Boston, MA 02109	7,173,882	(3)	7.6
Morgan Stanley 1585 Broadway New York, NY 10036	6,459,687	(4)	6.8
Bank of New York Mellon Corporation (and related entities) One Wall Street, 31st Floor New York, NY 10286	5,991,582	(5)	6.3
Bear Stearns Asset Management, Inc. 237 Park Avenue New York, NY 10179	5,788,015	(6)	6.1
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	5,700,000	(7)	6.0
Keeley Asset Management Corp. (and related entities) 401 South LaSalle St. Chicago, IL 60605	5,270,000	(8)	5.5

(1)

Based upon the Schedule 13G/A filed with the Commission on February 14, 2008. FMR LLC is the beneficial owner of 11,512,067 shares and has sole voting power over 2,656,572 shares and sole investment power over 11,512,067 shares. Edward C. Johnson 3d is the beneficial owner of 11,512,067 shares and has sole dispositive power over 11,512,067 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 8,549,886 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fidelity Funds (the “Funds”), each has investment power over the 8,549,886 shares owned by the Funds. Neither FMR LLC, nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote shares owned directly by the Funds, which power resides with the Funds’ Board of Trustees. Pyramis Global Advisers Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC is the beneficial owner of 2,955,418 of the shares listed as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson

3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 2,955,418 shares and sole voting power over 2,642,609 shares owned by the institutional accounts managed by PGATC. Fidelity International Limited is the beneficial owner of 6,763 shares.

(2)	Based upon the schedule 13D filed with the Commission on October 10, 2007, Olstein Capital Management, L.P. (“Olstein”), in its role as investment adviser to the Olstein All Cap Value Fund and the Olstein Strategic Opportunities Fund (each a series of the Olstein Funds, an investment company), is deemed to beneficially own 8,887,100 of the listed shares and is deemed to have sole voting and investment power with respect to such shares. The Olstein Funds are deemed to beneficially own 8,120,900 of the listed shares and are deemed to have sole voting and sole investment power with respect to such shares.
(3)	Based upon the Schedule 13G filed with the Commission on February 14, 2008. Wellington Management Company, LLP is deemed to be the beneficial owner of the listed shares and to have shared voting power with respect to 5,921,426 shares and shared investment power with respect to 7,173,882 shares.
(4)	Based upon the Schedule 13G/A filed with the Commission on February 14, 2008. Morgan Stanley has sole voting power with respect to 6,165,330 shares, sole investment power with respect to 6,459,687 shares and shared voting power with respect to 1,737 shares. Morgan Stanley indicates that it files reports solely in its capacity as the parent company of, and indirect beneficial owner of shares held by, one of its business units.
(5)	Based upon the Schedule 13G/A filed with Commission on February 14, 2008. Bank of New York Mellon Corporation and certain of its direct and indirect subsidiaries, in the aggregate, beneficially own the listed shares, for which such entities are deemed to have sole voting power with respect to 233,317 shares, shared voting and investment power with respect to 5,687,820 shares, and sole investment power with respect to 303,762 shares. Mellon Bank, N.A. is deemed to have sole voting and investment power with respect to 175,988 shares and shared voting and investment power over 5,687,820 shares. The Dreyfus Corporation, a subsidiary of Mellon Financial Corporation, is also deemed to have shared voting and investment power with respect to 5,687,820 shares.
(6)	Based upon the Schedule 13G/A filed with the Commission on February 6, 2008. Bear Stearns Asset Management Inc. has sole voting and investment power with respect to 100,195 shares, shared voting power with respect to 5,650,000 shares and shared investment power with respect to 5,687,820 shares.
(7)	Based upon the Schedule 13G filed with the Commission on February 12, 2008. Capital Research Global Investors is deemed to be the beneficial owner of the listed shares and to have sole voting and investment power with respect to 5,700,000 shares.
(8)	Based upon the Schedule 13G filed with the Commission on February 14, 2008. Keeley Asset Management Corp. and the Keeley Small Cap Value Fund are deemed to be the beneficial owners of the listed shares. Keeley Asset Management Corp. is deemed to have sole voting and investment power with respect to such shares.

Management

The following table sets forth, as of March 25, 2008, the beneficial ownership of Common Stock by: (i) each current member of the Board of Directors (the “Board”) of Denny’s Corporation, (ii) each director nominee to the Board of Denny’s Corporation, (iii) each executive officer included in the Summary Compensation Table elsewhere in this Proxy Statement, and (iv) all current directors and executive officers of Denny’s Corporation as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percentage of Common Stock
Vera K. Farris	161,016		*
Brenda J. Lauderback	45,467		*
Nelson J. Marchioli	3,784,568		3.9
Robert E. Marks	169,335	(3)	*
Michael Montelongo	45,619		*
Henry J. Nasella	71,800		*
Louis P. Neeb	8,100		*
Donald C. Robinson	—		*
Donald R. Shepherd	161,313		*
Debra Smithart-Oglesby	110,916		*
Rhonda J. Parish	768,745		*
F. Mark Wolfinger	231,434		*
Margaret L. Jenkins	425,442		*
Janis S. Emplit	495,370		*
Samuel M. Wilensky	146,838		*
All current directors and executive officers as a group (15 persons)	6,211,155		6.2

*	Less than one (1) percent.
(1)	The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the right to acquire (within sixty (60) days of March 25, 2008) through the exercise of stock options: (i) Ms. Farris and Messrs. Marks and Shepherd (71,700 shares each), (ii) Ms. Smithart-Oglesby (56,700 shares), (iii) Mr. Nasella (37,800 shares), (iv) Ms. Lauderback and Mr. Montelongo (18,900 shares each), (v) Mr. Marchioli (3,102,734 shares), (vi) Ms. Parish (687,067 shares), (vii) Mr. Wolfinger (231,434 shares), (viii) Ms. Emplit (415,700 shares), (ix) Mr. Wilensky (120,500 shares), (x) Ms. Jenkins (401,200) and (xi) all current directors and executive officers as a group (4,915,469 shares).
(2)	The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the vested right to acquire (within sixty (60) days of March 25, 2008) through the conversion of deferred stock units upon termination of service as a director of Denny’s Corporation: (i) Ms. Farris (44,463 shares), (ii) Ms. Lauderback (26,567 shares), (iii) Mr. Marks (42,782 shares), (iv) Mr. Montelongo (26,719 shares), (v) Mr. Nasella (34,000 shares), (vi) Mr. Shepherd (44,760 shares), (vii) Ms. Smithart-Oglesby (44,216 shares), (viii) Mr. Neeb (8,100 shares), and (ix) all directors and executive officers as a group (271,607 shares).
(3)	The Common Stock listed as beneficially owned by Mr. Marks includes 10,000 shares pledged as security.

Equity Compensation Plan Information

The following table sets forth information as of December 26, 2007 with respect to compensation plans of the Company under which equity securities of Denny’s Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders(1)	9,791,977	$2.55	1,881,569
Equity compensation plans not approved by security holders	—	—	—

Total	9,791,977	$2.55	1,881,569

(1)	Includes Denny’s Corporation Amended and Restated 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”), the Denny’s, Inc. Omnibus Incentive Compensation Plan for Executives, the Advantica Stock Option Plan and the Advantica Restaurant Group Director Stock Option Plan.
(2)	Includes shares of Common Stock available for issuance as awards of restricted stock, restricted stock units, deferred stock units and performance awards, under the 2004 Omnibus Plan.

ELECTION OF DIRECTORS

Nominees for Election as Directors of Denny’s Corporation

As permitted under our Bylaws, the Board has set nine (9) as the number of directors to constitute the Board of Directors of Denny’s Corporation. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of nine (9) nominees to the Board of Denny’s Corporation. These nominees are: Vera K. Farris, Brenda J. Lauderback, Nelson J. Marchioli, Robert E. Marks, Michael Montelongo, Louis P. Neeb, Donald C. Robinson, Donald R. Shepherd and Debra Smithart-Oglesby, each of whom has consented to serve and will serve as a director, if elected, until the 2009 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Denny’s Corporation’s Restated Certificate of Incorporation and Bylaws, as amended. Each nominee, with the exception of Mr. Robinson, currently serves as a director. Mr. Nasella, currently a director, will not stand for re-election.

If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board may reduce the number of directors in accordance with the Denny’s Corporation Restated Certificate of Incorporation and Bylaws.

Business Experience

The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices or employments for at least the past five years, of each current director and director nominee to the Board of Directors of Denny’s Corporation are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

Name	Age	Current Principal Occupation or Employment and Five-Year Employment History	Director Since

Vera K. Farris	71	Director of Denny’s Corporation; President Emerita and Distinguished Professor, The Richard Stockton College of New Jersey (2003-present); Distinguished Visiting Professor, University of Pennsylvania (2003-present); President of Richard Stockton College (1983-2003); TIAA-CREF Fellow (2005-2006).	1993

Brenda J. Lauderback	57	Director of Denny’s Corporation; Retired; President of Wholesale and Retail Group of Nine West Group, Inc., a footwear manufacturer and distributor (1995-1998); President of Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor (1993-1995); Vice President and General Merchandise Manager of Target Corporation (formerly Dayton Hudson) (1982-1993). Director of Big Lots, Inc., Wolverine World Wide, Inc., Irwin Financial Corporation and Select Comfort Corporation.	2005

Nelson J. Marchioli	58	Chief Executive Officer, President and Director of Denny’s Corporation and Denny’s, Inc. (2001-present); President of El Pollo Loco, Inc. (a subsidiary of the Company until 1999) (1997-2001).	2001

Robert E. Marks	56	Director of Denny’s Corporation; President of Marks Ventures, LLC, a private equity investment firm (1994-present); Chairman of Denny’s Corporation (2004-2006); Director of Emeritus Corporation and a member of the Board of Trustees of the Fisher House Foundation and the Board of Overseers of The International Rescue Committee.	1998

Michael Montelongo	52	Director of Denny’s Corporation; Senior Vice President, Chief Administrative Officer for Sodexho, Inc., a provider of food and facilities management services (December 2007-present); Senior Vice President, Strategic Marketing for Sodexho (2005-December 2007); Assistant Secretary of the Air Force (Financial Management and Comptroller) (2001-2005). Director of DataPath, Inc. and member of the Council on Foreign Relations and the National Aeronautics and Space Administration (NASA) Advisory Council.	2005

Henry J. Nasella	61	Director of Denny’s Corporation; Co-Founder and Partner at LNK Partners LLC, a private equity firm (July 2005-present); Venture Partner at Apax Partners, Inc., an international private equity investment group (2001-2005); Chairman/Co-Founder of Online Retail Partners, Inc. (1999-2000); Chairman and Chief Executive Officer of Star Markets Co., Inc., a New England food retailer, (1994-1999), President and Chief Operating Officer of Staples, Inc. (1988-1993). Lead Director of Phillips-Van Heusen Corporation and a member of the Board of Trustees at Northeastern University.	2004

Louis P. Neeb	69	Director of Denny’s Corporation; Chairman of Mexican Restaurants, Inc., a restaurant company (1995-present); Director of Mexican Restaurants, Inc. and CEC Entertainment Inc.	2007

Name	Age	Current Principal Occupation or Employment and Five-Year Employment History	Director Since

Donald C. Robinson	55	President of Baha Mar Resorts, Ltd., a resort development in Nassau, Bahamas (2005-present); Group Managing Director, Hong Kong Disneyland (2001-2005); Senior Vice President, Walt Disney World Operations (1998-2001).	—

Donald R. Shepherd	71	Director of Denny’s Corporation; Retired; Chairman of Loomis, Sayles & Company, L.P., an investment management firm (1992-1995); Chief Executive Officer and Chief Investment Officer of Loomis Sayles & Company, L.P. (1990-1995). Member of Investment Committee of Scripps Research Institute and various University of Michigan advisory committees.	1998

Debra Smithart-Oglesby	53	Director of Denny’s Corporation; Chairman of Denny’s Corporation (2006-present); President of O/S Partners, an investment capital and consulting services firm (2000-present); Chief Financial Officer of Dekor, Inc., a home improvement and decorating retail company (2000); President of Corporate Services and Chief Financial Officer of First America Automotive, Inc. (1997-1999). A member of the Editorial Advisory Board of CFO Magazine and director of Noodles & Company.	2003

Corporate Governance

The Board of Directors has determined that, other than Mr. Marchioli, each current member of the Board and each Board nominee is independent under NASDAQ listing standards. There are three standing committees of the Board, the Audit and Finance Committee, the Compensation and Incentives Committee and the Corporate Governance and Nominating Committee. Each such committee is made up solely of independent directors as defined by NASDAQ listing standards applicable to each committee. The Audit and Finance Committee currently consists of Messrs. Marks, Montelongo, Nasella, Shepherd and Ms. Smithart-Oglesby, with Mr. Marks serving as chair. The Compensation and Incentives Committee is comprised of Mss. Farris, Lauderback and Smithart-Oglesby and Messrs. Montelongo and Shepherd, with Ms. Farris serving as chair. Mss. Farris and Lauderback and Messrs. Marks and Nasella currently make up the Corporate Governance and Nominating Committee, with Ms. Lauderback serving as chair. In conjunction with the election of directors at the Annual Meeting, the Board will make committee assignments for the upcoming year. For a description of our code of ethics, see the Code of Ethics section elsewhere in this Proxy Statement.

Set forth below is information regarding each committee.

Audit and Finance Committee

Summary of Responsibilities. The Audit and Finance Committee (the “Audit Committee”), which held five (5) meetings in 2007, has been established by the Board to assist the Board in fulfilling its responsibilities toward shareholders, potential shareholders and the investment community to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee’s primary responsibilities include overseeing (i) the adequacy of the Company’s internal controls and the integrity of the Company’s accounting and financial information reported to the public, (ii) the qualification, independence and performance of the Company’s independent registered public accounting firm and its internal auditors, (iii) the appropriateness of the Company’s accounting policies, (iv) the Company’s compliance with legal and regulatory requirements, (v) the Company’s risk assessment and management practices, and (vi) the Company’s finance activities, while providing and maintaining an avenue of communication among the Committee, the independent auditors, internal auditors, management and the Board. For a complete description of the Audit Committee’s powers, duties and responsibilities, see the charter of the Audit Committee available to stockholders on the Company’s website at www.dennys.com.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each member of the Audit Committee meets the definition of independence for audit committee members set forth under NASDAQ listing standards.

Audit Committee Financial Experts. The Board has determined that at least two Board members currently serving on the Audit Committee, Robert E. Marks and Debra Smithart-Oglesby, are Audit Committee Financial Experts, as that term is defined by the SEC, based upon their respective business experience and educational backgrounds which includes Mr. Marks’ experience analyzing and evaluating financial statements (of the same or greater complexity as the Company’s) as a part of his over 20 years of work experience in the field of private equity investments, in more than 15 different industries.

Audit Committee Report. A formal written charter was originally adopted by the Audit Committee on March 14, 2000, and subsequently approved and adopted by the Board on May 24, 2000. Thereafter it has been amended and restated on November 12, 2003, August 25, 2006 and October 29, 2007. The Audit Committee fulfilled its responsibilities under and remained in compliance with the charter during the fiscal year ended December 26, 2007.

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with KPMG, the Company’s independent registered public accounting firm.

•	The Audit Committee has discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

•

The Audit Committee has received the written disclosure and the letter from KPMG, required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company.

•

Based on and pursuant to the review and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s annual Report on Form 10-K for the fiscal year ended December 26, 2007 for filing with the SEC.

Audit and Finance Committee

Robert E. Marks, Chairman

Michael Montelongo

Henry J. Nasella

Donald R. Shepherd

Debra Smithart-Oglesby

Compensation and Incentives Committee

Summary of Responsibilities. The Compensation and Incentives Committee (the “Compensation Committee”), which held eleven (11) meetings in 2007, is responsible for (i) overseeing the Company’s overall compensation program and philosophy, (ii) reviewing and approving compensation of the Chief Executive Officer and senior management of the Company, (iii) administering the Company’s short- and long-term incentive plans and other stock or stock-based plans (iv) overseeing the Company’s executive compensation disclosure and issuing the Committee’s report as required by the applicable rules and regulations governing the Company’s annual proxy statement, (v) reviewing and making recommendations to the Board regarding director compensation, and (vi) overseeing the Company’s various benefit plans. For a complete description of the Compensation Committee’s power, duties and responsibilities, see the charter of the Compensation Committee which may be found on the Company’s website at www.dennys.com.

Process for Determination of Executive and Director Compensation. Executive compensation is determined by the Compensation Committee pursuant to the authority granted to it by the Board. Director Compensation is determined by the Board upon recommendation by the Compensation Committee. The Compensation Committee has engaged a consultant, Hewitt Associates, and considers data and analysis prepared by Hewitt Associates regarding competitive pay practice among the Company’s peer group and restaurant industry to determine the appropriate level of director and executive officer compensation. Additionally, it considers the recommendation of the CEO with respect to compensation levels of executive officers other than the CEO.

Also when making compensation decisions, the Compensation Committee annually analyzes tally sheets prepared for each of the named executive officers. These tally sheets were prepared by our human resources department and our compensation consultant, Hewitt Associates. Each of these tally sheets presents the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. These tally sheets reflect the annual compensation for the named executive officers (both target and actual), as well as the potential payments under selected performance scenarios and termination of employment and change-in-control scenarios.

The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation (discussed in more detail in the “Post-Termination Arrangements” section of the Compensation Discussion & Analysis section elsewhere in this Proxy Statement), so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. For additional information regarding the basis for determining executive and director compensation, see the Compensation Discussion and Analysis section elsewhere in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. The following persons served as members of the Compensation Committee during the fiscal year ended December 26, 2007: Vera K. Farris, Brenda J. Lauderback, Michael Montelongo, Donald R. Shepherd and Debra Smithart-Oglesby. None of the members of the Compensation Committee were officers or employees of the Company during 2007 or any time prior thereto. During 2007, none of the members of the Compensation Committee had any relationship, directly or indirectly, with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officers served on our Board or Compensation Committee.

Compensation Committee Report. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement and based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K for the year ended December 26, 2007 and this proxy statement.

Compensation and Incentives Committee

Dr. Vera K. Farris, Chair

Brenda J. Lauderback

Michael Montelongo

Donald R. Shepherd

Debra Smithart-Oglesby

Corporate Governance and Nominating Committee

Summary of Responsibilities. The responsibilities of the Corporate Governance and Nominating Committee (the “Governance Committee”) which held six (6) meetings in 2007, include (i) developing and recommending to the Board a set of corporate governance standards in the form of a corporate governance policy for the Company, (ii) maintaining, and monitoring compliance with, the corporate governance policy, (iii) monitoring the process of assessing the effectiveness of the Board and its committees, and (iv) identifying individuals qualified to become Board members and recommending to the Board director nominees for election at the annual meeting of shareholders or those necessary to fill existing vacancies on the Board. Additionally, the Governance Committee is responsible for monitoring and safeguarding the independence of the Board, monitoring and overseeing senior management succession, and reviewing all related party transactions while monitoring compliance with the Company’s related party transaction policy and procedures. All members of this committee are independent within the meaning of NASDAQ listing standards. The Governance Committee has a written charter. For a further description of the Governance Committee’s powers, duties and responsibilities, please refer to the committee’s charter which may be found on the Company’s website at www.dennys.com.

Corporate Governance Policy and Practice. The Board and management clearly recognize the importance of a firm commitment to key corporate governance standards. Consequently, it is the goal of the Board and management to develop and adhere to a set of standards, that not only complies to the letter with all applicable regulatory guidance, but implements “best practices” of corporate governance.

The Governance Committee, during 2005, completed a thorough review of the Company’s governance practices as compared to current governance best practices which resulted in a revision and restatement of the Company’s corporate governance policy. The corporate governance policy is posted on the Company’s website at www.dennys.com.

Director Nominations Policy and Process. The Governance Committee will consider director-nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice to the committee by mail addressed to the attention of the Secretary of Denny’s Corporation at the corporate address set forth above. The written notice must set forth (i) the name of each person whom the stockholder recommends be considered as a nominee, (ii) a business address and telephone number for each nominee (e-mail address is optional), and (iii) biographical information regarding each nominee, including the person’s employment and other relevant experience. To be considered by the committee, a stockholder recommendation must be received no later than the 120th calendar day before the first anniversary date of Denny’s Corporation’s proxy statement prepared in connection with the previous year’s annual meeting.

The Governance Committee believes that a nominee recommended for a position on the Board must meet the following minimum qualifications:

—	he or she must be 21 years of age;

—	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

—	he or she must be able to read and understand basic financial statements;

—	he or she must possess integrity and have high moral character;

—	he or she must be willing to apply sound, independent business judgment;

—	he or she must have sufficient time to devote to being a member of the Board; and

—	he or she must be fluent in the English language.

Annually, the Governance Committee will identify the areas of expertise or skill needed on the Board for the upcoming Board term. The Governance Committee will identify potential nominees for director from (1) the slate of current directors, (2) referrals from professional search firms, typically in those instances when the committee identifies a needed skill or expertise not possessed by the current slate of directors, and (3) recommendations from stockholders.

The committee will evaluate a potential nominee by considering whether the potential nominee meets the minimum qualifications identified by the committee, as well as considering the following factors:

—	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

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whether the potential nominee has experience and expertise that is relevant to the Company’s business including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

—	whether the potential nominee is highly accomplished in his or her respective field;

—	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

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whether the potential nominee is independent, as defined by listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest, and whether he or she is willing and able to represent the interests of all Denny’s Corporation stockholders; and

—	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to the Board’s activities and to enhance his or her understanding of the Company’s business.

Additionally, with respect to an incumbent director whom the Governance Committee is considering as a potential nominee for re-election, the committee will review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a stockholder.

The Company did pay fees to a professional search firm to help identify and evaluate potential nominees for director to present to stockholders for election at the 2008 Annual Meeting. Mr. Neeb, who was appointed as a director by the Board on January 29, 2008, and director nominee Mr. Robinson were identified and recommended by such search firm. The Governance Committee did not receive, by December 22, 2007 (the 120th calendar day before the first anniversary of the date of release of the 2007 proxy statement), any recommended nominee from a stockholder who beneficially owns more than 5% of Common Stock or from a group of stockholders who beneficially own, in the aggregate, more than 5% of the Common Stock.

Lead Director; Board Meeting Information

In addition to the above-mentioned committee assignments and roles, in January 1999 the Board began appointing, from among its members, a Lead Director. The Lead Director role was designed generally to include regularly meeting by telephone with the Chief Executive Officer to discuss the financial and operational status of the Company and staying abreast of Company issues in a more in-depth manner than required of other Board members. In 2002, with the appointment of an independent director as the Company’s Chairman of the Board of Directors, the Board determined that there would not be a need to designate a Lead Director so long as the Chairman of the Board was an independent director.

During 2007, there were six (6) meetings of the Board. Each director attended at least 75% of the meetings of the Board (and, as applicable, committees thereof) during 2007.

Communications Between Security Holders and Board of Directors

The process for security holders of Denny’s Corporation to send communications to the Board is as follows. Security holders may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to the Secretary of Denny’s Corporation by mail in the care of the Secretary, at our principal executive offices, or by e-mail to rparish@dennys.com. All written communications will be compiled by the Secretary and promptly submitted to the individual directors being addressed or to the Chair of the committee whose areas of responsibility includes the specific topic addressed by such communication, or in all other cases, to the Chairman of the Board.

Board Member Attendance at Annual Meetings of Stockholders

It is the policy of Denny’s Corporation that all of the members of the Board and all nominees for election to the Board at the annual meeting of stockholders attend such meeting except in cases of extraordinary circumstances. All current directors attended last year’s annual meeting of stockholders.

Director Compensation

For a description of the compensation of the directors, please see the Director Compensation Table and the narrative description following it elsewhere in this Proxy Statement.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a result of the adoption of the Sarbanes-Oxley Act of 2002, and related regulations proposed and adopted by the SEC, and by each national securities exchange, audit committees of public companies are formally charged with the responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm that serves as the Company’s independent auditor. The Audit Committee takes this responsibility very seriously and for the year 2008, the Audit Committee has selected KPMG as the independent registered public accounting firm of the Company. This selection is submitted for ratification of and approval by the stockholders at this Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions. If the stockholders do not ratify this selection, other independent registered public accounting firms will be considered by the Audit Committee.

2007 Audit Information

KPMG served as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 27, 2006 and December 26, 2007. The fees billed in the fiscal years ended December 27, 2006 and December 26, 2007 for KPMG’s services to the Company were:

	Year ended December 27, 2006	Year ended December 26, 2007
Audit Fees	$585,000	$570,000
Audit-Related Fees	60,000	46,500
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$645,000	$616,500

In the above table, in accordance with applicable SEC rules:

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“audit fees” are fees billed by the independent registered public accounting firm for professional services for the audit of the annual Consolidated Financial Statements included in the Company’s Form 10-K and review of the Condensed Consolidated Financial Statements included in the Company’s Form 10-Qs, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including comfort letters, consents, registration statements, statutory audits and reports on internal controls required by the Sarbanes Oxley Act of 2002;

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“audit-related fees” are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, and generally include fees for audits of the Company’s employee benefit plans and audit or attest services not required by statute or regulation;

•	“tax fees” are fees billed by the independent registered public accounting firm for professional services for tax compliance, tax advice, and tax planning; and

•	“all other fees” are fees billed by the independent registered public accounting firm to the Company for any services not included in the first three categories above.

The Audit Committee has considered and determined that the services for which audit related fees and tax fees were billed were compatible with KPMG maintaining its independence.

Audit Committee’s Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The process for such pre-approval is typically as follows. Audit Committee pre-approval is sought at one of the committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. Additionally, the Chair of the Audit Committee has been delegated the authority by the committee to pre-approve, where necessary, such services requiring pre-approval in between regularly scheduled committee meetings. The Chair will report any such decisions at the committee’s next scheduled meeting. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

APPROVAL OF THE DENNY’S CORPORATION

2008 OMNIBUS INCENTIVE PLAN

On April 1, 2008, the Compensation Committee adopted, subject to stockholder approval at the Annual Meeting, the Denny’s Corporation 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”). The 2008 Omnibus Plan will become effective as of the date it is approved by the stockholders.

We currently maintain the Denny’s Corporation Amended and Restated 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”). As of March 25, 2008, there were 185,089 shares available for future awards under the 2004 Omnibus Plan. We do not anticipate granting any new awards under the 2004 Omnibus Plan between March 25, 2008 and the date of the Annual Meeting, except for a total of 840 deferred stock units that were credited to the account of our non-employee directors on March 31, 2008. As of March 25, 2008, we had 9,334,263 stock options outstanding, with a weighted average exercise price of $2.51 and a weighted average remaining term of 5.8 years, and 2,001,236 full-value awards (which includes restricted stock units, performance shares and deferred stock units) outstanding.

As of March 25, 2008, there were approximately 21,000 of the Company’s employees, officers and directors eligible to participate in the 2004 Omnibus Plan and the 2008 Omnibus Plan. If the 2008 Omnibus Plan is approved by the stockholders, the Company will not grant any awards under the 2008 Omnibus Plan to the Company’s current Chief Executive Officer, Nelson Marchioli, but may continue to grant awards to Mr. Marchioli pursuant to the 2004 Omnibus Plan.

A summary of the 2008 Omnibus Plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Plan

Purpose. The purpose of the plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for performance.

Permissible Awards. The plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of Common Stock, which may be non-qualified stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”);

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share of Common Stock on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

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restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance criteria;

•	deferred stock units, which represent the vested right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying such full-value award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards.

Shares Available for Awards. Subject to adjustment as provided in the plan, the aggregate number of shares of Common Stock reserved for issuance pursuant to awards granted under the plan is 4,500,000. The number of shares available for future awards under the plan will be reduced by 1.78 shares for each full value award, which is any award other than an option or a stock appreciation right. The full number of shares of Common Stock subject to an option or stock appreciation right will count against the number of shares remaining available for issuance pursuant to awards granted under the plan, even if fewer shares are actually delivered to a participant as a result of a net settlement or withholding of shares to satisfy the exercise price or tax withholding obligations. To the extent that an award granted under the plan is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to such awards will again be available for issuance pursuant to the plan.

Limitations on Awards. The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the plan to any one person during any one calendar year is 3,000,000. The maximum number of shares of Common Stock that may be granted under the plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the plan to any one person during any one calendar year is 3,000,000. The aggregate maximum fair market value (measured as of the grant date) of any other awards that may be granted to any one person (less any consideration paid by the person for such award) during any one calendar year under the plan is $4,500,000.

Administration. The plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the Compensation Committee under the plan.

Minimum Vesting Requirements. Except for (i) awards granted as substitute awards in connection with a merger or consolidation, (ii) awards granted as an inducement to join the Company to replace forfeited awards from a former employer, or (iii) awards granted solely in exchange for foregone cash compensation, all full-value awards granted under the Plan to an employee or officer will be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria other than continued service.

Performance Goals. The Compensation Committee may designate any award other than a market-priced option or stock appreciation right as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the company or an affiliate over a performance term to be designated by the Compensation Committee that may be as short as a calendar quarter or other three-month period:

•	net earnings;

•	earnings per share;

•	net sales growth;

•	net income (before or after taxes);

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	earnings before or after taxes, interest, depreciation and/or amortization (EBITDA);

•	adjusted income (before or after taxes)

•	adjusted EBITDA

•	internal rate of return or increase in net present value;

•	dividend payments to parent;

•	gross margins;

•	gross margins minus expenses;

•	operating margin;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	working capital targets relating to inventory and/or accounts receivable;

•	planning accuracy (as measured by comparing planned results to actual results);

•	comparisons to various stock market indices;

•	comparisons to the performance of other companies;

•	sales;

•	customer counts;

•	customer satisfaction;

•	EVA®;

•	total revenue; and

•	diversity-based targets.

For purposes of the plan, EVA® means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Compensation Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.).

The Compensation Committee must establish such goals within the time period prescribed under Code Section 162(m), and the Compensation Committee may not increase any award or, except in the case of death, disability or change in control, waive the achievement of any specified goal. Mid-term adjustments of a performance formula are permitted only in the case of a corporate transaction or other event of the type that would also trigger an adjustment in stock based awards (as discussed below under “Adjustments”), or, if provided in the terms of the award, in case of unusual and non-recurring financial events such as asset write- downs; litigation settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items meriting special accounting treatment, as determined under generally accepted accounting principles; acquisitions or divestitures; and foreign exchange gains and losses. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death or disability or (with respect to market-priced options or stock appreciation rights and awards that are not intended to be qualified as performance-based awards under Code Section 162(m)) retirement, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and any performance-based criteria with respect to his or her awards shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination and there shall be a pro rata payout to participants within 60 days of the termination. If a participant is terminated without cause or resigns for good reason (as such terms are defined in the plan) within two years after a change in control of the Company, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable and shall remain exercisable for a period of 60 months from such date or until the earlier expiration of the award, and all time-based vesting restrictions on his or her outstanding awards will lapse. Except as otherwise provided in an award certificate, upon the occurrence of a change in control, the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been fully earned as of the effective date of the change in control and there shall be pro rata payout to participants within 30 days after the effective date of the change in control based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the change in control. In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may in its discretion accelerate awards upon termination of a participant’s service for any reason or upon a change in control of the Company. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock to change, such as a stock split, a dividend payable in shares of Common Stock, a combination or consolidation of the Common Stock into a lesser number of shares, or a large nonrecurring cash dividend, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award to preserve the benefits or potential benefits of the awards. If the Company is involved in any corporate transaction or event that affects the Common Stock, such as any recapitalization, reorganization, merger, consolidation or any transaction described in the preceding sentence, the Compensation Committee may adjust outstanding awards in its discretion.

Termination and Amendment

The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Tax Effects

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2008 Omnibus Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2008 Omnibus Plan and do not have a deferral feature, are generally exempt from the application of Code Section 409A. Stock units and performance units generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards will be specially designed or may be amended, or the 2008 Omnibus Plan may be amended, to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Benefits to Named Executive Officers and Others

No awards will be granted under the plan prior to stockholder approval of the plan at the Annual Meeting. Any future awards will be made at the discretion of the Compensation Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the plan in the future.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion provides an overview and analysis of our compensation objectives and policies for our executive officers and the material compensation decisions we made with respect to such officers for 2007. This information should be read in conjunction with the compensation tables, related narratives and notes contained later in this Proxy Statement. Specifically, this discussion will focus on the compensation awarded to, earned by, and paid to the following individuals, whom we refer to as our named executive officers:

•	Nelson J. Marchioli, our President and Chief Executive Officer;

•	F. Mark Wolfinger, our Executive Vice President, Chief Administrative Officer and Chief Financial Officer;

•	Rhonda J. Parish, our Executive Vice President, Chief Legal Officer and Secretary;

•	Janis S. Emplit, our Executive Vice President, Chief Operating Officer;

•	Samuel M. Wilensky, our Senior Vice President, Sales and Franchise Operations; and

•	Margaret L. Jenkins, our former Senior Vice President, Marketing and Chief Marketing Officer.

Compensation Objective and Design

The compensation programs for our named executive officers have been developed under the oversight and direction of the Compensation Committee with the overall objective of designing a competitive compensation program that attracts, motivates and retains top quality leadership talent while ensuring their interests are sufficiently aligned with the interests of our shareholders.

An integral part of this design objective was to develop for our executive officers a compensation package that (i) provides base compensation for day-to-day responsibilities, (ii) rewards the achievement of key annual performance goals deemed critical to the Company’s overall success, (iii) rewards the long-term success of the Company in a manner that is directly linked to shareholder value creation, (iv) rewards successful completion of key components of the Company’s innovation strategies, and (v) provides health care and financial security benefits to our executive officers similar to those provided for all employees. To accomplish this five-pronged objective, we provided executive officers with a 2007 compensation package that included the following elements of executive compensation (i) base salary, (ii) quarterly/annual cash incentive bonus opportunities, (iii) long-term equity incentives, (iv) a paradigm shift incentive program, and (v) certain benefits and perquisites. Each of these compensation elements are described and analyzed in further detail below.

Use of Market Data and Peer Groups

To assist in evaluating and determining competitive levels of compensation for the elements of pay, the Compensation Committee relied in 2007 upon various sources of data prepared and collected by Hewitt Associates which included:

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Proxy data collected and analyzed from a peer group of 20 restaurant companies operating in the family dining, casual and quick service segments. This restaurant peer group consisted of the following companies:

Applebee’s International, Inc.	Friendly Ice Cream Corp.	RARE Hospitality International, Inc.
Bob Evans Farms, Inc.	Frisch’s Restaurants, Inc.	Ruby Tuesday, Inc.
Brinker International, Inc.	IHOP Corp.	Ryan’s Restaurant Group, Inc.
CBRL Group, Inc.	Jack in the Box, Inc.	Steak N Shake Company
CKE Restaurants, Inc.	Landry’s Restaurants, Inc.	Wendy’s International, Inc.
Darden Restaurants, Inc.	McDonald’s Corporation	Yum! Brands, Inc.
Domino’s Pizza, Inc.	Outback Steakhouse Inc.

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Published Industry surveys from the Chain Restaurant Compensation Association (covering the chain restaurant industry) and Mercer HR Consulting (covering the hospitality and retail industries) which provided information on base salary, total cash (base salary and bonus) and total direct compensation (base salary and bonus and long-term incentives) as well as general industry survey data from Hewitt Associates and the Watson Wyatt Executive Compensation Survey.

•	Data on long-term incentive opportunities in the hospitality, restaurant and retail industries from a database maintained by Hewitt Associates.

The Company strives to provide pay opportunities (e.g., base salary, target bonus and long-term incentive awards) that are at approximately the competitive median (i.e., the size-adjusted 50th percentile) of its restaurant peer group. Company incentive plans are designed to have significant differentiation in payouts based on performance. As a result, actual compensation payouts are intended to be market-appropriate given our performance for that year or period. As further described in the description of the process for determination of Executive and Director Compensation under the section describing the Compensation Committee elsewhere in this Proxy Statement, the Compensation Committee annually analyzes tally sheets for each executive officer. In 2007 this analysis did not per se affect the Committee’s executive officer compensation decisions, but it did serve to provide them with a better understanding of the impact of such decisions on the individual executive’s wealth creation.

Base Salary

In General. The objective of base salary is to compensate the executive officer for day-to-day responsibilities and sustained performance relative to his or her position through a competency-based program designed to be competitive relative to our peer group while recognizing the abilities, accomplishments and contributions of each executive officer.

How Amounts are Determined. In March 2007, median base salary levels of our restaurant peer group were reviewed on a rank-order basis and, where possible, a position-specific basis. Base salary determinations for the named executive officers for 2007 took into account this information as well as (i) existing base salary levels, (ii) experience and time in position, (iii) individual performance and (iv) current and past responsibilities with the Company. For base salary and incentive bonus determination purposes, individual performance was gauged by a review of the accomplishment of individual goals and objectives (that were aligned with the Company’s strategic objectives) as well as the individual’s competencies and behaviors. With the exception of Mr. Marchioli, executive officers’ individual performances were evaluated utilizing the performance appraisal system used for all other Company employees. Mr. Marchioli’s performance was evaluated by the Compensation Committee based upon its review of his performance relative to his individual goals and objectives which were aligned with the Company’s strategic plan goals.

Pursuant to his employment agreement dated May 11, 2005 and as amended November 10, 2006 (see “Employment Agreements” for additional information), Mr. Marchioli’s base salary was originally scheduled to increase from $700,000 to $750,000 on January 1, 2007. However, the Compensation Committee in 2006 determined to accelerate his salary increase to $750,000 effective in March 2006, as opposed to January 1, 2007 based upon the above referenced salary determination factors (particularly his performance level as demonstrated by his leadership of the Company during a difficult operating environment).

Base salaries of the named executive officers (excluding Mr. Wilensky) were increased for 2007 by two percent based primarily upon a review of 2006 performance and the executive’s position within his or her respective salary range derived from the current market and proxy data described above. Mr. Wilensky received an 8.7 percent increase based upon the factors described above and in consideration of his increased responsibilities in connection with his assumption of the role of Acting Head of Operations in late 2006. Additionally in early 2007, the annual financial planning allowance of $15,000 was eliminated and each named executive officer’s base salary was increased by this amount.

Quarterly/Annual Cash Incentive Bonus

In General. The Compensation Committee adopted the Denny’s 2007 Corporate Incentive Program (the “2007 CIP”), a variable pay component for non-field management and staff, including our executives, structured around performance, contribution and affordability, as part of named executive officers’ compensation packages for 2007. The goal of the 2007 CIP is to reward the achievement during the year of key performance goals deemed critical to the Company’s overall success.

What the Pay Element Rewards. The 2007 CIP was designed to promote teamwork while striving for an alignment of individual goals with the Company’s strategic plan goals by creating incentives for participants targeted toward increased Company productivity and profitability.

How Target Bonuses Were Determined. Under the 2007 CIP, which is offered pursuant to the Denny’s Corporation 2004 Omnibus Incentive Compensation Plan (the “Denny’s 2004 Omnibus Plan”), a participant is eligible to earn a target bonus award (“Target Award”) equal to a percentage of his or her base salary, depending on the group classification assigned to such participant. Target Awards for each of the named executive officers, which range from 65% to 100% of base salary, are provided in the 2007 Grants of Plan-Based Awards Table elsewhere in this Proxy Statement.

In January 2007, Target Awards were determined for the named executive officers based upon a comparison of the executive’s base salary and bonus level with published median survey data and proxy information. Generally, target levels were set slightly above market data but lower than proxy data to compensate for less than competitive historic levels of long-term incentive compensation. Pursuant to such determination, Mr. Wolfinger’s Target Award was increased from his 2006 Target Award of 65% of base salary to 75% for 2007.

Performance Goals for 2007 Bonuses. Target Awards under the 2007 CIP were earned by participants based on the achievement of certain pre-established quarterly and annual performance goals. The amount of actual bonus earned may range from 50% of the Target Award, if certain threshold goals are met, where applicable, to 100% of the Target Award, if all targeted goals are met. Performance goals, which were based on five (5) performance categories, for 2007 were as follows:

(i) Company Same Store Sales (“CSSS”) under which participants earn up to 10% of their Target Awards, payable on a quarterly basis if Denny’s attains quarterly targeted CSSS increases of 3.2%, 4.3%, 4.5% or 4.4%, respectively, or accumulatively on an annual basis if Denny’s achieves a 4.1% CSSS increase for the year;

(ii) Franchise Same Store Sales (“FSSS”) under which participants earn up to 10% of their Target Awards, payable on a quarterly basis if Denny’s attains quarterly targeted FSSS increases of 3.2%, 4.3%, 4.5% or 4.4%, respectively or accumulatively on an annual basis if Denny’s achieves a 4.1% FSSS increase for the year;

(iii) Free Cash Flow (defined as cash earnings before interest, taxes, depreciation, and amortization less cash interest and cash capital that includes Information Technology intangibles) under which participants earn up to 25% of their Target Award, payable on an annual basis if Denny’s achieves targeted Free Cash Flow of $24.4 million (with $14.8 million being the threshold for earning any payout);

(iv) Adjusted Income before Taxes (defined as income adjusted to exclude restructuring charges and exit costs, impairment charges, asset sale gains, share-based compensation, other non-operating expenses and income taxes) under which participants earn up to 30% of their Target Award, payable on an annual basis if Denny’s achieves targeted Adjusted Income before Taxes of $21.1 million (with $12.1 million being the threshold for earning any payout); and

(v) Department Objectives which are set for each department based on stated criteria for up to five objectives directly linked to the Company’s overall objectives, and under which participants may earn up to 25% of their Target Awards, payable on an annual basis. Each named executive officers’ department objectives were the objectives determined for the Company department within which he or she worked. The objectives among the various Company departments were typically targeted to reward results beyond the normal scope of job responsibilities in line with the strategic objectives of the Company with a moderate degree of difficulty to achieve.

In addition, participants in the 2007 CIP, including the named executive officers, are eligible to share in an Over-Performance Opportunity (“OP Opportunity”), which is a bonus pool that is funded based on the Company’s achievement of certain “Over-Performance Opportunities” with respect to two of the program’s annual performance metrics (Adjusted Income before Taxes and Free Cash Flow). If the Company exceeds its target for Adjusted Income before Taxes of $21.1 million, ten percent of the Over-Performance amount on Adjusted Income before Taxes funds a sharing pool that will be distributed to participants in accordance with their individual performance and with their incentive target level. If the Company exceeds its target for Free Cash Flow of $24.4 million, ten percent of the Over-Performance amount on Free Cash Flow funds a sharing pool that will be distributed to participants in accordance with their individual performance and with their incentive target level.

Specific performance targets of the 2007 Incentive Program were determined by aligning these targets with the Company’s 2007 Business Plan. By linking to the 2007 Business Plan, the 2007 Incentive Program aligns the individual goals of the named executives with the performance goals of the Company.

Payouts for 2007 Performance. Management’s presentation of 2007 performance achievement relative to the identified criteria was reviewed with the Compensation Committee preliminarily on January 23, 2008 and final results were certified on February 14, 2008.

Based upon the 2007 performance, 66.1% of the total target awards and no Over-Performance Payouts were paid out for participants under the 2007 CIP. Of the 66.1% payout, 25% represented payouts for achievement of the 2007 Department Objectives described further above.

Actual payouts received by each named executive officer as a result of the performance achieved are provided in the Summary Compensation Table elsewhere in this Proxy Statement.

Consideration of Special Circumstances during the Year. The Compensation Committee considers special circumstances that arise during the fiscal year which sometimes result in the decision to make adjustments during the year to the originally approved incentive program. For example, in November 2007, the Compensation Committee approved a non-performance adjustment to the 2007 CIP by permitting an add-back of certain G&A costs generated in connection with the paradigm shift/innovation strategies (discussed further below) implemented during the year which were not set forth in the Company’s original business plan for the year. The add-back adjustment affected only the calculation of Free Cash Flow and the Adjusted Income before Taxes metrics of the 2007 CIP.

Additionally, during the first quarter of 2007, in recognition of her contributions to the Company during her transition from Strategic Services to Company Operations in late 2006 and early 2007, Ms. Emplit was awarded the President’s Award (a discretionary cash award awarded by the Company’s President and Chief Executive Officer to employees of all levels of the Company in recognition of extraordinary effort and contribution). For additional information regarding the award, see the Summary Compensation Table elsewhere in this Proxy Statement.

Long-Term Equity Incentive Compensation

In General. A key component of the total compensation package of our executive officers is a long-term equity incentive program that is designed to meet the following objectives:

(i)	Reward long-term Company profitability and growth,

(ii)	Promote increased shareholder value and align our executives’ interests with the interests of our shareholders,

(iii)	Be competitive with market practice,

(iv)	Promote stock ownership among executives,

(v)	Encourage a long-term perspective among executive officers, and

(vi)	Provide an incentive for executives to remain with the Company.

To accomplish these objectives, a long-term incentive program under the Denny’s 2004 Omnibus Plan was developed in 2006 for our executive officers consisting of stock options, performance shares and performance units in equal proportions of face value with a one-year performance period and three year cliff vesting. A similar program was developed for 2007, as further described below, with the primary difference being that the vesting for this program is prorated over a three-year period. Prior to 2006, Denny’s granted performance-accelerated restricted stock units to its executive officers, some of which are still outstanding and are discussed below.

How Total Long-Term Incentive Grant Amounts Were Determined. The Committee reviewed two sets of market data to determine competitive levels of long-term incentive opportunities for 2007: 1) proprietary Hewitt data for the hospitality, retail and restaurant industries and 2) restaurant peer group proxy data. Award sizes were set conservatively to be at approximately the median of the hospitality, retail and restaurant data (which was slightly lower than the peer group proxy data) for reasons of affordability and consistency of long-term incentive opportunities from one year to the next. Actual numbers of stock options, performance shares and performance units were calculated by Hewitt using a consistent valuation methodology for both Denny’s and the market data.

Stock Options

What the Element Rewards. Stock options reward common stock price increases measured from the market price on the date of grant, over a 10-year term, and reward continued tenure over a 3-year vesting term.

Why the Company Uses the Element. Stock options are included in the long-term incentive program because they align executives’ interest with those of stockholders in a way that focuses on share price appreciation while encouraging retention.

Timing of Grants. Stock awards for 2007 were granted at the Compensation Committee’s regularly scheduled meeting on March 6, 2007. Typically, annual equity awards are made at the second regularly scheduled committee meeting of the year which falls in between the Company’s quarterly earnings releases. As with all equity awards, the Company does not have a practice or policy of coordinating the timing of equity awards with the release of material non-public information.

2007 Option Grants. Stock Options granted to the named executive officers are set forth in the 2007 Grants of Plan-Based Awards Table elsewhere in this Proxy Statement.

Long-Term Growth Incentive Program

In General. On March 6, 2007, the Compensation Committee approved and adopted the 2007 Long-Term Growth Incentive Program (“2007 LTGI Program”), in which selected members of management, including the Company’s executive officers, were selected to participate. Under the 2007 LTGI Program, performance shares and performance units can be earned at 0% to 200% of a target award depending on achievement of specified performance goals for 2007. Earned performance shares and units vest over a three year period in annual increments of 15%, 35% and 50%, respectively.

Target awards are denominated one-half in performance shares and one-half in performance units. Earned performance shares will be paid in shares of common stock of the Company and earned performance units will be paid in cash. Participants must be employed on the vesting date in order to receive an award (except in cases of death, disability or retirement). One-half of the shares earned and paid must be held by participants until termination of their employment from the Company. Target awards for each of the named executive officers, which range from 80% to 200% of base salary based on the median data referenced above, are provided in the 2007 Grants of Plan-Based Awards Table elsewhere in this Proxy Statement.

What the Element Rewards. The 2007 LTGI program measures corporate performance over a one year period from December 28, 2006 through December 26, 2007. It rewards achievement of goals regarding systemwide revenues and cash flow available to reduce debt, as well as continued tenure over a three year period (the one year performance period plus a two year incremented vesting period).

Why the Company Uses the Element. The program:

(i) Rewards long-term growth and profitability by linking directly to the Company’s three year strategic plan through the use of one year targets,

(ii) Further aligns the interests of our executives with the interest of our shareholders by requiring that one-half of the annual LTGI Program awards be denominated in Denny’s performance shares and paid out in stock,

(iii) Promotes stock ownership by requiring that one-half of performance shares earned be held by participants until termination of their employment from the Company, and

(iv) Has a retentive effect on executives because the awards contain a three year prorated performance/vesting period.

Goals for 2007. Two performance goals existed under the 2007 LTGI Program: (i) targeted 2007 Systemwide Revenues, and (ii) targeted 2007 Cash Flow Available to Reduce Debt. As the chart below demonstrates, each goal was equally weighted and offered opportunities to earn awards ranging from 50% of a participant’s target award if the threshold performance level is achieved, to 100% of a participant’s target award if the target performance level is achieved, to 200% of a participant’s target award, if the outstanding performance level is achieved. The two results are averaged to calculate the total amount earned under the program. Specific target levels were determined by aligning targets with the Company’s strategic plan.

Performance Level	System-Wide Revenues ($M) (50% Weight)		Cash Available to Reduce Debt ($M) (50% Weight)
Outstanding	2,504	200%	45	200%
Target	2,480	100%	30	100%
Threshold	2,440	50%	15	50%
< Threshold	< 2,440	0%	< 15	0%

2007 Performance Results and Earning of Awards. For 2007, the Company achieved the following performance levels:

(i) For Systemwide Revenues, the threshold performance level was not achieved generating 0% of target earning, and

(ii) For Cash Flow Available to Reduce Debt, an outstanding performance level was achieved generating 200% of target earning.

The above combined results earned an overall payout of 100% of the target number of performance shares and performance units. Payouts of these awards are contingent upon continued employment through the vesting periods and will be set forth in the Company’s 2008 Summary Compensation Table.

Performance-Accelerated Restricted Stock

In General. In 2004, the Company adopted the 2004 Total Shareholder Return Program (the “2004 TSR Program”), pursuant to which awards of performance-accelerated restricted stock units (“RSUs”) were granted to its executives (including each of the named executive officers except Mr. Wolfinger, who was not employed at time of grant). The RSUs vest after five years of continued employment with the Company. Earning of awards can be accelerated based on relative total shareholder return performance versus the restaurant peer group as follows:

(i) Up to one-third of the RSUs could be earned and vested on each of June 30, 2005, 2006 and 2007, based on the Company’s total shareholder return compared with the restaurant peer group over the 12-month period preceding the applicable vesting date.

(ii) Awards not earned in the appropriate period could be carried forward to the next year and be earned then if cumulative performance would provide that result.

(iii) Carryover amounts could be earned based on performance during the Alternative Performance Period as shown below.

Amount of the Initial Grant that May Be Earned	Single Year Performance Period for that Year’s 1/3	Alternative Performance Period for Carryover Amount
Up to 1/3	July 2004 – June 2005
Up to 2/3 total	July 2005 – June 2006	July 2004 – June 2006
Up to 100% total	July 2006 – June 2007	July 2004 – June 2007

Vested RSUs are settled 50% on the one year anniversary of the vesting date and 50% on the two year anniversary of the vesting date, and are paid one-half in cash and one-half in stock. To date, awards for the first performance period (July 2004-June 2005) have been earned and paid, awards for the second performance period, although not earned during the single year performance period, were earned during the alternative carryover period and will be paid in 2008 and 2009. Awards for the third performance period were not earned during the single year performance period ending June 2007.

Award Granted to Mr. Wolfinger Upon Hire. In connection with his employment, on October 3, 2005, Mr. Wolfinger was granted an award of RSUs under the 2004 TSR program under the same terms as described above except that the accelerated performance-based vesting was adjusted as follows: up to one-third of the RSUs may be earned and vested on each of June 30, 2006, 2007 and 2008, based on the Company’s total shareholder return compared with a peer group over an October 1, 2005 to June 30, 2006 time frame for 2006 and a July-to-June time frame for 2007 and 2008. To date, awards for the performance periods ending June 30, 2006 and June 30, 2007 have not been earned by Mr. Wolfinger.

Why the Company Uses the Element. The program was developed at the time of the 2004 recapitalization of the Company in an effort to further align management’s interests with those of shareholders and dispel investor fears of excessive dilution. It also served to retain a stable management group in order to continue progress toward a turnaround.

Additional Restricted Stock Unit Awards

On July 9, 2007, the Compensation Committee approved an award of 219,780 restricted stock units under the Denny’s 2004 Omnibus Plan to Mr. Wolfinger to (i) recognize his contributions to the Company’s recent success in reducing its corporate debt level and the Company’s successful rollout of its Franchise Growth Initiative (FGI), (ii) further enhance the retentive component of Mr. Wolfinger’s overall compensation, and (iii) further align his compensation with comparable proxy market data which indicated Mr. Wolfinger was below the median relative to the restaurant peer group.

Paradigm Shift Incentive Program

In General. On November 28, 2007, the Compensation Committee approved and adopted an incentive compensation arrangement for all Company executive officers and certain key employees known as the Denny’s Paradigm Shift Incentive Program (the “Paradigm Shift Incentive Program”).

Under the Paradigm Shift Incentive Program, which is offered pursuant to the Denny’s 2004 Omnibus Plan, executive officer participants are eligible to earn cumulative cash awards ranging from $180,000 to $245,000, depending on the level of participation, over a three year period (from 2007 to 2009) upon the completion of targeted results for projects developed to strategically transform the Denny’s brand. Amounts earned will be paid on a prorated basis twice per year during the performance period—at the end of the 2nd Quarter and end of the 4th Quarter. The opportunity granted in 2007 is shown in the Grants of Plan-Based Awards Table. Specific target levels were determined by aligning the targets with the Company’s strategic plan. We believe that the targets levels were aggressive but achievable if we successfully implement our business plan.

What the Pay Element Rewards. The Paradigm Shift Incentive Program is designed to reward the completion of certain defined milestones which have been established for three “paradigm shift” projects associated with the Company’s Franchise Growth Initiative (FGI) and the implementation of certain planned concept, facility and process innovations.

Why the Company Uses the Element. The Paradigm Shift Incentive Program is designed to encourage the Company’s executive officers to work collaboratively, take risks, and execute significant culture changes and paradigm shifts that result in a material transformation of the Denny’s brand.

2007 Performance Results and Earning of Awards. In 2007, pre-established milestones under the program were met that resulted in earned payments (which were paid in early 2008) ranging from $49,500 to $77,125. Actual payouts received by each named executive officer as a result of the achieved performance are provided in the Summary Compensation Table elsewhere in this Proxy Statement.

Certain Benefits and Perquisites

In General. Company executives are eligible to participate in qualified and non-qualified retirement and savings plans, as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement. Named executive officers also receive certain perquisites believed to be competitive and either business-related or otherwise in the Company’s best interest. These benefits are described below.

Retirement and Savings Plans

Pension Plan. In light of the fact that the Company’s Pension Plan (i.e., the Advantica Pension Plan) was frozen for participation purposes after December 31, 1999 and for benefit accrual purposes after December 31, 2004, only two named executive officers (Ms. Parish and Ms. Emplit) have accrued pension benefits which are held under an ancillary non-qualified plan due to the limits on benefits and compensation under the Internal Revenue Code of 1986, as amended (the “Code”).

Deferred Compensation Plan/401(k) Plan. Participation in a non-qualified deferred compensation plan is offered to certain management level employees including the named executive officers. Under this deferred compensation plan, participants are allowed to (i) defer up to 50% of one’s annual salary and 100% of one’s annual incentive bonus on a pre-tax basis, and (ii) receive from the Company a match of up to three percent of an individual’s compensation. The three percent match corresponds to the three percent match offered by the Company to all employees eligible to participate in the Company’s 401(k) plan. Executive officers are eligible to participate in the Company’s 401(k) Plan, but due to IRS limits, are not eligible to receive the Company matching contribution of three percent under the 401(k) Plan.

Perquisites. Certain perquisites are offered to executive officers including the named executive officers. We believe these perquisites, which include car allowances, financial planning services (eliminated by the Compensation Committee in April 2007) and executive physicals, are beneficial to the Company and executive alike because they encourage and aid the executive in the performance of his or her duties while presenting a minimal cost to the Company.

Post-Termination Payments

In General. Prior to 2008, the named executive officers, to varying degrees, by contract, have been extended certain post-termination benefits which may include salary and bonus continuation, health and welfare continuation and acceleration of certain long-term incentive awards in the event of death or disability, severance, and post change-in-control severance benefits. On January 29, 2008, the Compensation Committee approved and adopted the Denny’s Corporation Executive Severance Pay Plan (the “Severance Plan”), which provides severance payments and benefits to certain executive officers of the Company in the event their employment is involuntarily terminated under certain circumstances. Each of the Company’s named executive officers participate in the Severance Plan other than Mss. Emplit and Parish and Mr. Marchioli who instead continue to be eligible for severance benefits as set forth in their existing individual employment agreements and arrangements. For more information regarding these specific provisions for each named executive officer, please see the Summary of Termination Payments and Benefits elsewhere in this Proxy Statement.

Why the Company Uses the Element. The purpose of such provisions is to protect plan participants from events outside their control, treat plan participants in a manner consistent with the culture of the Company, and protect against disruption in the event of a change in control.

What the Element Rewards. Post-termination payments are provided to the named executive officers to promote continued commitment to the Company in the face of change or financial hardship. Each named executive officer is provided different consideration based on (i) economic condition of the Company when hired or promoted, (ii) individual negotiations based on previous employment situation, (iii) level of position and importance to the organization and (iv) common practices in the market at time of negotiation. The amounts and lengths of time these post termination benefits are to be made by the Company vary based upon the executive’s position, level of accountability and ability to influence Company results.

With respect to the post change in control severance benefits, the events that trigger payment include involuntary termination without cause and the limited ability by the executive to terminate service after a breach of contract or job demotion. With respect to Mr. Marchioli, although these benefits are not eligible for any tax gross-up, a protective benefit cutback provision does apply to prevent any excise taxes imposed on such payments to cause the executive’s total after tax payments to be less than what he would have netted, had his total benefits been less than three times his historic taxable compensation.

Post-Termination Payments in 2007. In connection with her August 31, 2007 termination, on August 8, 2007, the Company (through its subsidiary Denny’s, Inc.) and Ms. Jenkins entered into a separation agreement, the material terms of which include (in exchange for her complete release of any and all claims against the Company and her agreement to a 24 month non-compete and no solicitation provision): (i) a lump sum severance payment by the Company to Ms. Jenkins in the amount of $1,338,150 representing 200% of her current base salary, target annual incentive bonus and car allowance; (ii) the immediate vesting of all stock option awards from the Company to Ms. Jenkins and the extension to Ms. Jenkins of the right to exercise her vested stock options for the lesser of the remaining term of the stock option or 36 months; and (iii) a one-time payment from the Company to Ms. Jenkins equal to, for a 24 month period, the difference between the COBRA rate for continuation of the Company’s group health benefits and the current active employee group health benefit premium rate.

The Compensation Committee authorized and approved the above described separation agreement (which provided for an increase in certain payments and benefits over what would have otherwise been provided by the severance arrangement in place for Ms. Jenkins at the time of her termination) in an effort to assure a smooth transition as well as assure receipt of a non-compete/no solicitation covenant and a release of all potential claims from Ms. Jenkins.

Accounting and Tax Treatment Impact

With respect to Section 162(m) of the Code and the underlying regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy to comply with such limitations, to the extent practicable, including its presentation of the Company’s underlying incentive compensation plan (i.e., the 2004 Omnibus Plan) to the stockholders for prior approval. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these statutory and regulatory provisions, in negotiating and implementing the Company’s incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.

Summary Compensation Table

The following Summary Compensation Table sets forth, for the Company’s last two completed fiscal years, the compensation paid to or earned by the Company’s named executive officers.

Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (7)		All Other Compensation		Total
Nelson J. Marchioli President and Chief Executive Officer	2007 2006	$770,769 734,616	$	— —	$421,218 614,347	$208,566 701,888	$1,226,480 772,600	(4)(6) (5)(6)	$	— —	$52,371 73,156	(8) (9)	$2,679,404 2,896,607

F. Mark Wolfinger Executive Vice President, Chief Administrative Officer and Chief Financial Officer	2007 2006	471,615 430,192		— —	222,210 128,965	304,243 541,087	508,689 285,698	(4) (5)		— —	349,040 106,006	(8) (9)	1,885,797 1,491,948

Rhonda J. Parish Executive Vice President, Chief Legal Officer, and Secretary	2007 2006	409,923 391,507		— —	128,294 185,843	52,957 212,402	378,064 255,982	(4) (5)		(31,539 16,847)	33,743 56,350	(8) (9)	971,442 1,118,931

Janis S. Emplit Executive Vice President, Chief Operating Officer	2007 2006	339,885 323,031		37,000 —	109,145 162,216	40,966 187,486	321,473 195,485	(4) (5)		(17,177 9,392)	30,788 53,706	(8) (9)	862,080 931,316

Samuel M. Wilensky Senior Vice President, Sales and Franchise Operations	2007	303,000		—	41,418	31,886	302,439	(4)		—	26,490	(8)	705,233

Margaret L. Jenkins former Senior Vice President, Marketing and former Chief Marketing Officer	2007 2006	287,124 372,628		— —	(81,939 165,412)	136,775 378,440	— 228,541	(4) (5)		— —	1,371,083 55,621	(8) (9)	1,713,043 1,200,642

(1)	Ms. Emplit earned a discretionary Presidential Bonus during 2007. All of the other bonuses paid to named executive officers for 2007 and 2006 were paid under a non-equity incentive plan.
(2)

The amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The expense relates to restricted stock units awarded to the named executive officers pursuant to our 2004 Total Shareholder Return Program (the “2004 TSR Program”), our 2006 Long-Term Growth Incentive Program (the “2006 LTGI Program”) and our 2007 Long-Term Growth Incentive Program (the “2007

LTGI Program). The 2007 amount for Ms. Jenkins includes expense that was recognized in 2006 and reversed during 2007 as a result of forfeiting 141,200 restricted stock units in connection with her termination. The grant date fair value of the stock awards is based on the closing price of the Company’s Common Stock on the date of grant. Additional information regarding the 2004 TSR Program, the 2006 LTGI Program and the 2007 LTGI Program can be found in the Compensation Discussion & Analysis (CD&A) section elsewhere in this Proxy Statement.

(3)	The amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The expense relates to stock options awarded to the named executive officers under our 2004 Omnibus Incentive Plan. The 2007 amount for Ms. Jenkins includes expense associated with accelerated vesting of her stock options in connection with her termination. Details on the assumptions made in the valuation of these awards can be found in Note 14 to the Consolidated Financial Statements in our Form 10-K filed on March 7, 2008.
(4)	The 2007 amounts include performance-based bonuses earned under the 2007 Incentive Program. The bonuses earned by Messrs. Marchioli and Wolfinger, Mss. Parish and Emplit, Mr. Wilensky and Ms. Jenkins were $515,580, $237,464, $179,164, $148,873, $135,339 and $0, respectively. The 2007 amounts also include the dollar value of performance units that were awarded pursuant to the 2007 LTGI Program and earned based on 2007 performance. The awards earned by Messrs. Marchioli and Wolfinger, Mss. Parish and Emplit, Mr. Wilensky and Ms. Jenkins were $710,900, $194,100, $149,400, $123,100, $104,600 and $0, respectively. The earned amounts will vest 15% on December 26, 2007, 35% on December 31, 2008 and 50% on December 30, 2009 and will be paid out by March 15, 2008, March 15, 2009 and March 15, 2010, respectively, provided the executive is still employed on the vesting date. Refer to the CD&A for more information regarding our quarterly/annual cash incentive bonus program and the 2007 LTGI Program. The 2007 amounts also include cash awards earned under the Paradigm Shift Incentive Plan. The awards earned by Messrs. Marchioli and Wolfinger, Mss. Parish and Emplit, Mr. Wilensky and Ms. Jenkins were $0, $77,125, $49,500, $49,500, $62,500 and $0, respectively.
(5)	The 2006 amounts include performance-based bonuses earned under the 2006 Incentive Program. The bonuses earned by Messrs. Marchioli and Wolfinger and Mss. Parish, Emplit and Jenkins were $429,950, $169,553, $147,402, $116,720 and $137,761, respectively. The 2006 amounts also include the dollar value of performance units that were awarded pursuant to the 2006 LTGI Program and earned based on 2006 performance. The awards earned by Messrs. Marchioli and Wolfinger and Mss. Parish, Emplit and Jenkins were $342,650, $116,145, $108,580, $78,765 and $90,780, respectively. The earned amounts will vest on December 31, 2008 and will be paid out by March 15, 2009, provided the executive is still employed on the vesting date. Refer to the CD&A for more information regarding our quarterly/annual cash incentive bonus program and the 2006 LTGI Program.
(6)	The 2007 amount earned by Mr. Marchioli under the 2007 Incentive Program was partially paid to him in cash (in an amount equal to his tax withholding obligations) and the rest was paid to him at his election in shares of the Common Stock. The 2006 amount earned by Mr. Marchioli under the 2006 Incentive Program was partially paid to him in cash (in an amount equal to his tax withholding obligation) and the rest was paid to him at his election in shares of the Common Stock. Additionally, in 2006 Mr. Marchioli received $116,503, which represented a final cash installment of a performance-based award earned by Mr. Marchioli in 2004 but that was not previously reported as compensation earned in 2004 in the Company’s prior proxy statement.
(7)	The amounts shown in this column represent the change in actuarial present value of the accumulated benefits accrued by Mss. Parish and Emplit as participants in the Advantica Pension Plan. Additional information regarding these benefits may be found in the Pension Benefits Table.
(8)	The 2007 amounts for Messrs. Marchioli and Wolfinger, Mss. Parish, Jenkins and Emplit and Mr. Wilensky include Company contributions to their Company deferred compensation accounts of $34,972, $18,821, $16,343, $11,823, $13,388 and $9,090, respectively. The 2007 amounts also include the following perquisites for Messrs. Marchioli and Wolfinger, Mss. Parish and Emplit and Mr. Wilensky: car allowance of $13,200 and financial planning services valued at $4,200. Ms. Jenkins received a car allowance of $9,493 and financial planning services value at $4,200 during 2007. The amount for Ms. Jenkins includes, in connection with her termination of employment effective August 31, 2007: (i) a lump sum severance payment of $1,338,150 and (ii) a one-time payment of $7,417 which represents the difference between the COBRA rate for continuation of the Company’s group health benefits and the current active employee group health benefit premium rate for a 24 month period. The amount for Mr. Wolfinger includes the aggregate incremental out of pocket costs of $271,133 incurred by the Company in 2007 in connection with the purchase and subsequent sale of Mr. Wolfinger’s prior home pursuant to his relocation to the Company’s headquarters in Spartanburg, South Carolina. Mr. Wolfinger’s amount also includes a moving expense reimbursement of $41,686 paid to him in connection with his relocation to South Carolina.
(9)	The 2006 amounts for Messrs. Marchioli and Wolfinger and Mss. Parish, Emplit and Jenkins include Company contributions to their Company deferred compensation accounts of $31,931, $15,420, $15,125, $12,481 and $14,395, respectively. The 2006 amounts also include the following perquisites for each named executive officer: car allowance of $13,200, financial planning services valued at $26,525 and executive annual physical valued at $1,500. The amount for Mr. Wolfinger includes the aggregate incremental out of pocket costs of $49,361 incurred by the Company in 2006 in connection with the purchase and subsequent sale of Mr. Wolfinger’s prior home pursuant to his relocation to South Carolina. See the description of Mr. Wolfinger’s employment letter for a further description of the Company’s relocation program.

2007 Grants of Plan-Based Awards Table

The following table sets forth information concerning each grant of awards made to named executive officers in the last completed fiscal year under any of the Company’s plans.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(7)
Name		Threshold		Target		Maximum		Threshold		Target		Maximum
Nelson J. Marchioli		$390,000	(1)	$780,000	(1)	$936,000	(1)	—		—		—		—		—		—	—
		$355,450	(2)	$710,900	(2)	$1,421,800	(2)	—		—		—		—		—		—	—
	3/6/2007	—		—		—		77,100	(3)	154,200	(3)	308,400	(3)	—		—		—	$710,862
	3/6/2007	—		—		—		—		—		—		—		154,200	(4)	$4.61	$457,018

F. Mark Wolfinger		$179,625	(1)	$359,250	(1)	$431,100	(1)	—		—		—		—		—		—	—
		$97,050	(2)	$194,100	(2)	$388,200	(2)	—		—		—		—		—		—	—
	3/6/2007	—		—		—		21,050	(3)	42,100	(3)	84,200	(3)	—		—		—	$194,081	(3)
	3/6/2007	—		—		—		—		—		—		—		42,100	(4)	$4.61	$124,776	(4)
	7/9/2007	—		—		—		—		—		—		219,780	(5)	—		—	$1,000,000	(6)
		—	(6)	$245,000	(6)	$245,000	(6)	—		—		—		—		—		—	—

Rhonda J. Parish		$135,525	(1)	$271,050	(1)	$325,260	(1)	—		—		—		—		—		—	—
		$74,700	(2)	$149,400	(2)	$298,800	(2)	—		—		—		—		—		—	—
	3/6/2007	—		—		—		16,200	(3)	32,400	(3)	64,800	(3)	—		—		—	$149,364
	3/6/2007	—		—		—		—		—		—		—		32,400	(4)	$4.61	$96,027
		—	(6)	$180,000	(6)	$180,000	(6)	—		—		—		—		—		—	—

Janis S. Emplit		$112,613	(1)	$225,225	(1)	$270,270	(1)	—		—		—		—		—		—	—
		$61,550	(2)	$123,100	(2)	$246,200	(2)	—		—		—		—		—		—	—
	3/6/2007	—		—		—		13,350	(3)	26,700	(3)	53,400	(3)	—		—		—	$123,087
	3/6/2007	—		—		—		—		—		—		—		26,700	(4)	$4.61	$79,133
		—	(6)	$180,000	(6)	$180,000	(6)	—		—		—		—		—		—	—

Samuel M. Wilensky		$102,375	(1)	$204,750	(1)	$245,700	(1)	—		—		—		—		—		—	—
		$52,300	(2)	$104,600	(2)	$209,200	(2)	—		—		—		—		—		—	—
	3/6/2007	—		—		—		11,350	(3)	22,700	(3)	45,400	(3)	—		—		—	$104,647
	3/6/2007	—		—		—		—		—		—		—		22,700	(4)	$4.61	$67,278
		—	(6)	$245,000	(6)	$245,000	(6)	—		—		—		—		—		—	—

Margaret L. Jenkins		$129,188	(1)	$258,375	(1)	$310,050	(1)	—		—		—		—		—		—	—
		$71,000	(2)	$142,000	(2)	$284,000	(2)	—		—		—		—		—		—	—
	3/6/2007	—		—		—		15,400	(3)	30,800	(3)	61,600	(3)	—		—		—	$141,988
	3/6/2007	—		—		—		—		—		—		—		30,800	(4)	$4.61	$91,285

(1)	Reflects threshold, target and maximum payout levels of performance-based bonuses awarded under the Company’s quarterly/annual cash incentive bonus program. The actual amounts earned by each of the named executive officers in 2007 are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. In addition, participants in the incentive bonus program are eligible to share in an Over-Performance Payout. Refer to the CD&A for more information regarding our quarterly/annual cash incentive bonus program and the Over-Performance Payout opportunity.
(2)	Reflects threshold, target and maximum payout levels of “performance units” that were awarded pursuant to the 2007 LTGI Program and earned based on 2007 performance. The earned amounts will vest 15% on December 26, 2007, 35% on December 31, 2008 and 50% on December 30, 2009 and will be paid out by March 15, 2008, March 15, 2009 and March 15, 2010, respectively, provided the executive is still employed on the vesting date. The actual amounts earned by each of the named executive officers in 2007 are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Refer to the CD&A for more information regarding the 2007 LTGI Program.
(3)	Reflects threshold, target and maximum payout levels of performance shares that were awarded pursuant to the 2007 LTGI Program and earned based on 2007 performance. The earned shares will vest 15% on December 26, 2007, 35% on December 31, 2008 and 50% on December 30, 2009 and will be converted to shares of common stock by March 15, 2008, March 15, 2009 and March 15, 2010, respectively, provided the executive is still employed on the vesting date. Refer to the CD&A for more information regarding the 2007 LTGI Program.
(4)	Amounts reflect stock options awarded pursuant to the 2007 LTGI Program. The options have a 3-year gradual vesting period and a 10-year term.
(5)	Mr. Wolfinger was awarded 219,780 restricted stock units under the Denny’s 2004 Omnibus Incentive Plan. Refer to the CD&A for more information regarding the award.
(6)	Reflects the threshold, target and maximum payout levels of amounts to be earned under the Denny’s Paradigm Shift Incentive Program. The actual amounts earned by each of the named executive officers in 2007 are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Refer to the CD&A for more information regarding the Denny’s Paradigm Shift Incentive Program.
(7)	The grant date fair value of awards is determined pursuant to SFAS 123(R).

Employment Agreements

Mr. Marchioli’s 2007 compensation was governed by his employment agreement with the Company dated May 11, 2005 (the “2005-2007 Marchioli Employment Agreement”) which had an original term from May 11, 2005 to December 31, 2007.

Under the 2005-2007 Marchioli Employment Agreement, Mr. Marchioli is paid by the Company an annual base salary and an annual bonus at a rate of 100% of his annual base salary if the Company and Mr. Marchioli achieve budgeted financial and other performance targets established by the Compensation Committee of the Board. Also, to the extent the Compensation Committee provides additional over-performance incentive targets in the Company’s annual incentive bonus plan for employees, Mr. Marchioli is entitled to participate fully in and receive the full benefits for achieving such over-performance incentive targets. Additionally, during his employment term, Mr. Marchioli will receive an annual car allowance and will be entitled to participate in all of the Company’s benefits plans applicable to senior officers as well as be reimbursed for all normal and reasonable expenses incurred in connection with his employment responsibilities.

On November 10, 2006, the 2005-2007 Marchioli Employment Agreement was amended to extend its term to May 20, 2009 and to permit the Compensation Committee to review Mr. Marchioli’s base salary on an annual basis and to increase such base salary if such increase is warranted based upon the annual review by the Compensation Committee of his performance. With the exception of certain adjustments to the provisions governing payment upon termination of employment (discussed in further detail under “Summary of Termination Payments and Benefits” elsewhere in this Proxy Statement), all other provisions of the 2005-2007 Marchioli Employment Agreement (as summarized above) continue in effect through the amended term end date of May 20, 2009.

Additionally, Mss. Parish and Emplit and Mr. Wolfinger are parties to separate letter agreements with the Company which govern payments to them upon termination of employment. For further information regarding the material terms of these agreements, see “Summary of Termination Payments and Benefits” elsewhere in this Proxy Statement. Also, under Mr. Wolfinger’s agreement he was entitled to receive relocation assistance and participate in the Company’s relocation assistance program which included a guaranteed buy-out of his primary residence in Florida. See the footnotes to the Summary Compensation Table elsewhere in this Proxy Statement for additional information.

In connection with her termination from the Company in August 2007, Ms. Jenkins entered into a separation agreement dated August 8, 2007, the terms of which are discussed further in the Compensation Discussion and Analysis section and the Summary of Termination Payments and Benefits section.

Outstanding Equity Awards at 2007 Fiscal Year-End Table

The following table sets forth information concerning unexercised options, stock awards that have not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the Company’s last completed fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (21)		Market Value of Shares or Units of Stock That Have Not Vested (21)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (21)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (21)
Nelson J. Marchioli	1,250,000	(1)	—		$1.03	02/05/11	—		—	—		—
	750,000	(1)	—		$2.00	02/05/11	—		—	—		—
	1,000,000	(2)	—		$2.42	11/10/14	—		—	—		—
	25,667	(3)	51,333	(3)	$4.45	03/14/16	—		—	—		—
	—		154,200	(4)	$4.61	03/06/17	—		—	—		—
	—		—		—	—	333,334	(17)	$1,406,669	—		—
	—		—		—	—	77,000	(19)	$324,940	—		—
	—		—		—	—	131,070	(20)	$553,115	—		—

F. Mark Wolfinger	200,000	(5)	100,000	(5)	$4.40	09/26/15	—		—	—		—
	8,700	(3)	17,400	(3)	$4.45	03/14/16	—		—	—		—
	—		42,100	(4)	$4.61	03/06/17	—		—	—		—
	—		—		—	—	—		—	150,000	(18)	$633,000
	—		—		—	—	26,100	(19)	$110,142	—		—
	—		—		—	—	35,785	(20)	$151,013	—		—

Rhonda J. Parish	50,000	(6)	—		$4.69	09/11/08	—		—	—		—
	150,000	(7)	—		$3.50	06/25/09	—		—	—		—
	100,000	(8)	—		$0.84	03/14/11	—		—	—		—
	20,000	(9)	—		$0.92	02/12/12	—		—	—		—
	40,000	(10)	—		$0.54	04/25/13	—		—	—		—
	300,000	(2)	—		$2.42	11/10/14	—		—	—		—
	8,134	(3)	16,266	(3)	$4.45	03/14/16	—		—	—		—
	—		32,400	(4)	$4.61	03/06/17	—		—	—		—
	—		—		—	—	100,000	(17)	$422,000	—		—
	—		—		—	—	24,400	(19)	$102,968	—		—
	—		—		—	—	27,540	(20)	$116,219	—		—
Janis S. Emplit	15,000	(6)	—		$4.69	09/11/08	—		—	—		—
	35,000	(11)	—		$7.00	02/01/09	—		—	—		—
	50,000	(7)	—		$3.50	06/25/09	—		—	—		—
	100,000	(8)	—		$0.84	03/14/11	—		—	—		—
	20,000	(9)	—		$0.92	02/12/12	—		—	—		—
	40,000	(10)	—		$0.54	04/25/13	—		—	—		—
	135,000	(2)	—		$2.42	11/10/14	—		—	—		—
	5,900	(3)	11,800	(3)	$4.45	03/14/16	—		—	—		—
	—		26,700	(4)	$4.61	03/06/17	—		—	—		—
	—		—		—	—	90,000	(17)	$379,800	—		—
	—		—		—	—	17,700	(19)	$74,694	—		—
	—		—		—	—	22,695	(20)	$95,773	—		—

Samuel M. Wilensky	2,500	(12)	—		$10.00	01/28/08	—		—	—		—
	500	(6)	—		$4.69	09/11/08	—		—	—		—
	2,500	(7)	—		$3.50	06/25/09	—		—	—		—
	6,666	(9)	—		$0.92	02/12/12	—		—	—		—
	20,000	(10)	—		$0.54	04/25/13	—		—	—		—
	75,000	(2)	—		$2.42	11/10/14	—		—	—		—
	4,134	(3)	8,266	(3)	$4.45	03/14/16	—		—	—		—
	—		22,700	(4)	$4.61	03/06/17	—		—	—		—
	—		—		—	—	25,000	(17)	$105,500	—		—
	—		—		—	—	12,400	(19)	$52,328	—		—
	—		—		—	—	19,295	(20)	$81,425	—		—

Margaret L. Jenkins	150,000	(13)	—		$2.42	12/31/08	—		—	—		—
	200,000	(14)	—		$3.95	08/31/10	—		—	—		—
	20,400	(15)	—		$4.45	08/31/10	—		—	—		—
	30,800	(16)	—		$4.61	08/31/10	—		—	—		—

(1)	The options were granted on February 5, 2001 and vested in three equal annual installments beginning on the first anniversary of the grant date.
(2)	The options were granted on November 10, 2004 and vested in three equal annual installments on December 29, 2004, December 28, 2005 and December 27, 2006.
(3)	The options were granted on March 14, 2006 and vest in three equal annual installments beginning on the first anniversary of the grant date.
(4)	The options were granted on March 6, 2007 and vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)	The options were granted on September 26, 2005 and vest in three equal annual installments beginning on the first anniversary of the grant date.
(6)	The options were granted on September 11, 1998 and vested in four equal annual installments beginning on the first anniversary of the grant date.
(7)	The options were granted on June 25, 1999 and vested in four equal annual installments beginning on the first anniversary of the grant date.
(8)	The options were granted on March 14, 2001 and vested 50% on June 12, 2001, 25% on March 14, 2002 and 25% on March 14, 2003.
(9)	The options were granted on February 12, 2002 and vested in three equal annual installments beginning on the first anniversary of the grant date.
(10)	The options were granted on April 25, 2003 and vested in three equal annual installments beginning on the first anniversary of the grant date.
(11)	The options were granted on February 1, 1999 and vested in four equal annual installments beginning on the first anniversary of the grant date.
(12)	The options were granted on January 28, 1998 and vested 30% on January 28, 1998, 20% on January 28, 1999, 20% on January 28, 2000, 15% on January 28, 2001 and 15% on January 28, 2002.
(13)	The options were granted on November 10, 2004 and vested in three equal annual installments on December 29, 2004, December 28, 2005 and December 27, 2006. As a result of her termination, Ms. Jenkins’s options will expire on 12/31/2008.
(14)	The options were granted on January 13, 2006. Upon her termination, the vesting of Ms. Jenkins’s options was accelerated. The expiration date for these options is 8/31/2010.
(15)	The options were granted on March 14, 2006. Upon her termination, the vesting of Ms Jenkins’s options was accelerated. The expiration date for these options in 8/31/2010.
(16)	The options were granted on March 6, 2007. Upon her termination, the vesting of Ms Jenkins’s options was accelerated. The expiration date for these options in 8/31/2010.
(17)	Reflects the amount of restricted stock units earned by the named executive officers on June 30, 2006 pursuant to our 2004 TSR Program, that is payable in shares of common stock. These restricted stock units will vest and pay out on June 30, 2008 and June 30, 2009. Also included, is the amount of restricted stock units not earned by the named executive officers on June 30, 2007 based on the performance pursuant to our 2004 TSR Program. These restricted stock units will become time-vested on June 30, 2009 and will pay out in shares, one-half on June 30, 2010 and one-half on June 30, 2011. The named executive officers must be employed on the payment date in order to receive the award. Additional information regarding the 2004 TSR Program can be found in the CD&A.
(18)	Reflects the amount of restricted stock units that may be earned by the named executive officer pursuant to our 2004 TSR Program, that is payable in shares of common stock. These awards may be earned on June 30, 2008, based on the total shareholder return of the Company’s common stock as compared to a peer group. If earned, one-half of the restricted stock units will vest and pay out on June 30, 2009 and one-half will vest and pay out on June 30, 2010. Awards that are not earned based on performance will become time-vested on June 30, 2010, and one-half will pay out on June 30, 2011 and one-half will pay out on June 30, 2012. Additional information regarding the 2004 TSR Program can be found in the CD&A.
(19)	Under the 2006 LTGI Program, 100% of the award was earned as of December 31, 2006 and will cliff vest on December 31, 2008. Details on how awards were earned can be found in the CD&A. The named executive officers must be employed on the vesting date in order to receive the award. The restricted stock units earned as of December 31, 2006 will be settled in shares by March 15, 2009.
(20)	Under the 2007 LTGI Program, 100% of the award was earned as of December 26, 2007 and 15% vested on December 26, 2007. The amount reflects the remaining unvested portion that will vest 35% on December 31, 2008 and 50% on December 30, 2009. Details on how awards were earned can be found in the CD&A. The named executives must be employed on the vesting date in order to receive the award. The restricted stock units earned and vested as of December 26, 2007 will be settled in shares by March 15, 2008.
(21)	Reflects the value as calculated using the closing price of our common stock as of December 26, 2007 ($4.22).

2007 Option Exercises and Stock Vested Table

The following table sets forth information concerning each exercise of stock options and similar instruments, and each vesting of stock awards, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)
Nelson J. Marchioli	—	$—	83,333	$370,832

F. Mark Wolfinger	—	$—	—	$—

Rhonda J. Parish	—	$—	25,000	$111,250

Janis S. Emplit	45,000	$73,935	22,500	$100,125

Samuel M. Wilensky	—	$—	6,250	$27,813

Margaret L. Jenkins	180,000	$402,630	22,500	$100,125

(1)	The amounts in these columns reflect stock options exercised by the named executive officers pursuant to our various equity plans as follows:

Name	Options Exercised	Exercise Price	Exercise Date	Market Value Upon Exercise
Margaret L. Jenkins	40,000	$0.54	9/21/2007	$4.15
Margaret L. Jenkins	10,000	$1.01	9/21/2007	$4.15
Margaret L. Jenkins	40,000	$2.42	9/24/2007	$4.06
Margaret L. Jenkins	10,000	$1.01	9/24/2007	$4.06
Margaret L. Jenkins	50,000	$2.42	9/26/2007	$4.04
Margaret L. Jenkins	30,000	$2.42	11/29/2007	$4.08
Janis S. Emplit	45,000	$2.42	12/11/2007	$4.06

(2)	The amounts in these columns reflect the vested restricted stock units awarded to the named executive officers pursuant to our 2004 TSR Program. Details on how awards were earned can be found in the CD&A. One-half of the restricted stock units earned as of June 30, 2005 vested on June 30, 2007 when the market value of the underlying stock was $4.45. The vested restricted stock units were paid in shares of common stock during the fiscal year.

Pension Benefits Table

The following table sets forth information with respect to each Company plan that provides for payments or other benefits to named executive officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
Nelson J. Marchioli	n/a	—	$—

F. Mark Wolfinger	n/a	—	$—

Rhonda J. Parish	The Advantica Pension Plan	9	$269,012

Janis S. Emplit	The Advantica Pension Plan	8	$150,219

Samuel M. Wilensky	n/a	—	$—

Margaret L. Jenkins	n/a	—	$—

(1)	Of the amounts in this column, $32,811 and $16,029 represent the amounts of the present value of accumulated benefits in the Pension Plan for Ms. Parish and Ms. Emplit respectively, and $236,201 and $134,190 represent the amounts of the present value of accumulated benefits in the ancillary plan for Ms. Parish and Ms. Emplit respectively.

The Advantica Pension Plan (the “Pension Plan”) is a noncontributory tax qualified defined benefit retirement plan maintained by Denny’s. As of December 31, 1999, no new participants were allowed into the Pension Plan and, as of December 31, 2004, all benefit accruals were frozen. During the period between December 31, 1999 and 2004, all pension benefit accruals for a select group of management and highly compensated employees were earned under a non-qualified ancillary plan, which provided for benefits limited by the limits on benefits and compensation under the Internal Revenue Code of 1986, as amended. As a result of these events, Mss. Emplit and Parish are the only named executive officers who participate in the Pension Plan and ancillary plan and neither accrued any benefit after December 31, 2004.

The table above shows the estimated annual benefits for a single life annuity that could be payable under the Pension Plan and the ancillary plan upon a person’s normal retirement at age 65. Details on the assumptions made in the valuation of these awards can be found in Note 11 to the Consolidated Financial Statements in our Form 10-K filed on March 7, 2008.

Under the Pension Plan, a participant’s annual retirement benefit at normal retirement age is calculated by multiplying the number of years of participation in the Pension Plan (not to exceed 35 years, and not including years after 1999 for highly compensated participants or years after 2004 for other participants) by the sum of: (i) 1 % of the average compensation (which generally consists of base salary and any year-end bonus) paid during 60 consecutive calendar months chosen to produce the highest average (the “Average Compensation”) plus (ii) an additional 0.5 % of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally paid in the form of a life annuity or, if the retiree is married, a joint and survivor annuity.

Employees may retire as early as age 55 with 5 years of service. Employees with age and service equaling or exceeding 85 and who are within 5 years of the normal retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of 3 % in accrued benefits for the first 5 years prior to normal retirement date and 6 % for the next 5 years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced. Retirement benefits are fully vested after a participant completes 5 years of service.

Nonqualified Deferred Compensation Table

The following table sets forth information with respect to Denny’s Deferred Compensation Plan which provides for the deferral of compensation for the named executive officers that is not tax-qualified.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

Nelson J. Marchioli	$211,954	$34,972	$54,971	$—	$802,652

F. Mark Wolfinger	$18,821	$18,821	$4,774	$—	$79,641

Rhonda J. Parish	$16,343	$16,343	$14,421	$—	$192,961

Janis S. Emplit	$111,562	$13,388	$48,282	$—	$672,445

Samuel M. Wilensky	$9,090	$9,090	$4,343	$—	$88,393

Margaret L. Jenkins	$11,823	$11,823	$4,814	$—	$70,630

(1)	Amounts in this column are reported as 2007 compensation in the Salary column of the Summary Compensation Table.
(2)	Amounts included in this column are reported as 2007 compensation in the All Other Compensation column of the Summary Compensation Table.
(3)	Aggregate balances as of December 26, 2007 include the following amounts that were reported as compensation to the named executive officers in the Summary Compensation Table for years prior to 2007: $191,582 for Mr. Marchioli; $30,840 for Mr. Wolfinger; $30,250 for Ms. Parish; $28,790 for Ms. Jenkins and $116,490 for Ms. Emplit.

The Denny’s Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) allows participants to defer current compensation on a pre-tax basis. Participation is restricted to a select group of management or highly compensated employees of the Company.

Under the terms of the Deferred Compensation Plan, a participant may elect to defer up to 50% of base salary and up to 100% of bonus. Denny’s will match 100% of each participant’s deferrals up to 3% of the participant’s compensation. Deferrals will be credited to the participant’s account on a periodic basis consistent with the payroll cycle. Deferral elections will remain in effect from plan year to plan year unless modified or revoked by the participant during an enrollment period.

The participant’s account will be credited with earnings and losses based on the investment options selected by the participant. The participant may request a change in the allocation of an account balance or future deferrals at any time. A participant is at all times 100% vested in his or her deferral account.

Upon termination of employment for any reason (except following a change in control), a participant will receive his or her account balance in a lump sum or in installments based on his or her election. Account balances less than $50,000 will be distributed in a lump sum. At the death of a participant, the remaining amount in the participant’s account will be paid to his or her beneficiary in accordance with the participant’s election. Upon a termination of employment within two years of a change in control, a participant will receive his or her account balance in a lump sum distribution. In the event of an unforeseen financial emergency, the plan administrator may approve a participant’s withdrawal up to the amount necessary to satisfy the hardship. A participant may change the distribution schedule prior to termination of employment from a lump sum to annual installments, but not from annual installments to a lump sum. All changes must be made at least 13 months prior to termination of employment.

The Deferred Compensation Plan also provides for an “In-Service Distribution” account, typically used to save for specific financial needs at a specified date, such as college tuition payments. A participant may elect to receive some or all of a particular year’s deferral and related earnings on a particular date prior to retirement or termination of employment. Distributions can be made in a lump sum or, if the balance is at least $10,000, in 2-5 annual installments. A participant may extend an In-Service Distribution date by at least 5 years or may cancel the date, which results in the account balance being combined with the termination of employment account.

As a result of Code Section 409A, certain key employees (including the named executive officers) may be subject to a six-month waiting period for distributions following termination.

Summary of Termination Payments and Benefits

The following table summarizes the approximate value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment at the close of business on December 26, 2007. The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees, as well as the executive’s accrued but unpaid obligations. The amounts also exclude benefits and payments that are disclosed in the Pension Benefits Table elsewhere in this Proxy Statement and the Nonqualified Deferred Compensation Table elsewhere in this Proxy Statement.

	Nelson J. Marchioli		F. Mark Wolfinger		Rhonda J. Parish		Janis S. Emplit		Samuel M. Wilensky		Margaret L. Jenkins(13)
Reason for Termination:

By Company Without Cause; By Executive for Good Reason

Cash severance	$3,120,000	(1)	$479,000	(2)	$1,402,500	(2)	$1,169,850	(2)	$315,000	(3)	$1,338,150
Health & Welfare continuation (estimated)	8,907	(4)	3,120	(4)	3,120	(4)	3,120	(4)	3,120	(4)	7,417
Accelerated stock option spread	—		—		—	(5)	—	(5)	—		—
Outplacement services (estimated)	—		—		25,000	(6)	25,000	(6)	—		—
Benefit gross-up	—		—		193,255	(7)	109,792	(7)	—		—

Total	$3,128,907		$482,120		$1,623,875		$1,307,762		$318,120		$1,345,567

Death or Disability
Cash severance	$1,560,000	(8)	$—		$—		$—		$—		—
Health & Welfare continuation—death (est.)	8,907	(4)	—		—		—		—		—
Health & Welfare continuation—disability (est.)	17,814	(9)	—		—		—		—		—
Accelerated stock option spread	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—
Accelerated LTIP value	1,346,579	(10)	411,924	(10)	354,640	(10)	271,249	(10)	207,490	(10)	—
Accelerated Special Grant	—		927,472	(11)	—		—		—		—

Total—Death	$2,915,486		$1,339,396		$354,640		$271,249		$207,490		—

Total—Disability	$2,924,393		$1,339,396		$354,640		$271,249		$207,490		—

Termination Within 12 Months Following a Change of Control (By Company Without Cause; By Executive for Good Reason)

Cash severance	$4,029,384	(1)	$1,580,700	(2)	$1,402,500	(2)	$1,169,850	(2)	$315,000	(3)	—
Health & Welfare continuation (estimated)	8,907	(4)	3,120	(4)	3,120	(4)	3,120	(4)	3,120	(4)	—
Accelerated stock option spread	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)	—
Accelerated TSR value	2,813,333	(12)	1,266,000	(12)	844,000	(12)	759,600	(12)	211,000	(12)	—
Accelerated LTIP value	1,828,820	(10)	543,590	(10)	455,977	(10)	354,752	(10)	278,463	(10)	—
Accelerated Special Grant	—		927,472	(11)	—		—		—		—
Outplacement services (estimated)	—		—		25,000	(6)	25,000	(6)	—		—
Benefit gross-up	—		—		193,255	(7)	109,792	(7)	—		—

Total	$8,680,444		$4,320,881		$2,923,852		$2,422,114		$807,583		—

(1)

Mr. Marchioli’s employment agreement provides that if the Company terminates his employment without cause (as defined in the employment agreement) or Mr. Marchioli voluntarily terminates his employment for certain approved reasons (as defined in the employment agreement), he will receive a lump sum severance payment equal to two times the sum of his then-current base salary and his target bonus for the year in which the termination occurs. If such terminations occur within one year after a change in control of the Company, the multiple is 2.99 times then-current base salary and target bonus (which may not be less than 100% of base salary), reduced as necessary to bring total parachute payments to below the IRS-allowed amount if total parachute payments minus the excise tax would be lower than the IRS-allowed amount.

(2)	For Mr. Wolfinger, reflects a lump sum severance payment of 100% of base salary, or 200% of base salary and target bonus in the event he is terminated within one year of a change in control. For Ms. Parish, represents a lump sum severance payment equal to 200% of base salary (which amount may not be less than $300,000) and 200% of target bonus (which may not be less than 65% of base salary), plus 200% of a car allowance of $13,200. For Ms. Emplit, reflects two times base salary, target bonus and car allowance of $13,200.
(3)	Mr. Wilensky is covered under the general Severance Plan, which provides for one times base salary if the Company terminates his employment due to reduction in force or job elimination.
(4)	Reflects the cost of providing continued health and welfare benefits for a period of one year.
(5)	Stock option vesting accelerates upon death, disability or a change in control. In addition, pursuant to their letter agreements, Ms. Parish and Ms. Emplit’s outstanding stock options will become immediately vested in the event of a termination of employment without cause or voluntary termination for certain approved reasons.
(6)	Pursuant to their letter agreements, Ms. Parish and Ms. Emplit will receive career placement advice and counseling for a period of 18 months following termination.
(7)	Reflects amounts Mss. Parish and Emplit will receive, pursuant to their letter agreements, of a tax gross-up of benefits due them under a nonqualified ancillary benefit plan. (See the Pension Benefits Table elsewhere in this Proxy Statement for information regarding the nonqualified ancillary plan and the payments due Mss. Parish and Emplit thereunder.
(8)	Mr. Marchioli’s employment agreement provides that in the event of his death, his family will receive his base salary for a period of one year, payable in monthly installments, and the annual bonus that he would have received in such year. In the event of his termination of employment by reason of permanent disability, for a period of two years, he will receive 50% of his base salary, payable in monthly installments, and 50% of the annual bonus that he would have received in such year.
(9)	Reflects the cost of providing continued health and welfare benefits to Mr. Marchioli as if he remained employed with the Company for a period of two years.
(10)	Grants under the Long-Term Growth Incentive Plan made in 2006 and 2007 vest upon death, disability or a change in control.
(11)	Represents special grant of restricted stock units made to Mr. Wolfinger in July 2007. Vesting accelerates upon death, disability or a qualified termination following a change in control.
(12)	Vesting accelerates upon a change in control.
(13)	Ms. Jenkins’s employment with the Company terminated effective August 31, 2007. In connection with her termination, on August 8, 2007, the Company and Ms. Jenkins entered into a separation agreement, the material terms of which include (in exchange for her complete release of any and all claims against the Company and her agreement to a 24 month non-compete and no solicitation provision): (i) a lump sum severance payment by the Company to Ms. Jenkins in the amount of $1,338,150 representing 200% of her current base salary, target annual incentive bonus and car allowance; (ii) the immediate vesting of all stock option awards from the Company to Ms. Jenkins and the extension to Ms. Jenkins of the right to exercise her vested stock options for the lesser of the remaining term of the stock option or 36 months (except for certain options awarded on November 10, 2004, which will be exercisable between March 1, 2008 and December 31, 2008, for reasons related to Code Section 409A); and (iii) a one-time payment from the Company to Ms. Jenkins equal to, for a 24 month period, the difference between the COBRA rate for continuation of the Company’s group health benefits and the current active employee group health benefit premium rate.

Director Compensation Table

The following table sets forth information concerning the compensation of the Company’s non-employee directors for 2007.

Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards (3)(5)	Option Awards (4)(5)	Total
Dr. Vera K. Farris	$60,000	$47,657	$50,971	$158,628
Brenda J. Lauderback	$60,000	$47,657	$39,947	$147,604
Robert E. Marks	$65,000	$44,658	$50,971	$160,629
Michael Montelongo	$45,000	$46,158	$39,947	$131,105
Henry J. Nasella	$45,000	$44,158	$48,247	$137,405
Donald R. Shepherd	$45,000	$46,658	$50,971	$142,629
Debra Smithart-Oglesby	$100,000	$47,158	$50,971	$198,129

(1)	Each non-employee director of Denny’s Corporation in 2007 received a $45,000 annual cash retainer (paid in equal installments on a quarterly basis). Additionally, the Chair of the Audit Committee received additional compensation annually of $20,000 and the Chair of the Corporate Governance Committee and the Compensation Committee each received additional compensation annually of $15,000 for their service as the committee chair. Rather than the $45,000 annual cash retainer paid to other directors, the Chair of the Board received in 2007 $100,000 for service as the Board’s Chair.
(2)	During 2007, in addition to their annual cash retainer as a non-employee director, Ms. Farris served as the Chair of the Compensation Committee, Ms. Lauderback served as the Chair of the Corporate Governance Committee, Mr. Marks served as the Chair of the Audit Committee and Ms. Smithart-Oglesby served as the Chair of the Board.

(3)	The amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes related to deferred stock units (“DSUs”) awarded to directors pursuant to our 2004 Omnibus Incentive Plan. The grant date fair value of the DSUs is based on the closing price of the Company’s Common Stock on the date of grant. Under the current director compensation package, each director receives an annual award of 8,100 DSUs in addition to receiving DSUs for participation in any unscheduled, specially-called meeting (i.e., any meeting called in addition to the typically five regularly scheduled board and committee meetings). The number of deferred stock units earned by directors for specially-called meetings is determined on a quarterly basis using a rate of $1,000 for attendance in person and $500 for telephonic participation and is calculated by dividing the total dollar value earned for such meeting attendance for the quarter by the closing price of the Common Stock on the last day of the quarter. The aggregate number of deferred stock units held as of December 26, 2007 for Mss. Farris and Lauderback, Messrs. Marks, Montelongo, Nasella and Shepherd and Ms. Smithart-Oglesby were 36,363, 18,467, 34,682, 18,619, 25,900, 36,660 and 36,116, respectively.
(4)	The amounts in this column reflect the compensation expense recognized by the Company for financial statement reporting purposes related to stock options awarded to non-employee directors under the 2004 Omnibus Incentive Plan pursuant to our director compensation package. Details on the assumptions made in the valuation of these awards can be found in Note 14 to the Consolidated Financial Statements in our Form 10-K filed on March 7, 2008. Under the current Denny’s director compensation package, a Denny’s non-employee director receives an annual grant of options to purchase 18,900 shares of Common Stock. The aggregate number of stock options held as of December 26, 2007 for Mss. Farris and Messrs. Marks and Shepherd were 96,600, for Ms. Lauderback and Mr. Montelongo 37,800, for Mr. Nasella 56,700 and for Ms. Smithart-Oglesby 75,600.
(5)	The grant date fair value of stock and option awards granted in 2007 is as follows:

Name	Grant Date	Deferred Stock Unit Awards	Stock Option Awards	Grant Date Fair Value

Dr. Vera K. Farris	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	3/30/07	204	—	$1,000
	6/29/07	112	—	$498
	9/28/07	250	—	$1,000
	12/31/07	400	—	$1,500

Brenda J. Lauderback	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	3/30/07	204	—	$1,000
	6/29/07	112	—	$498
	9/28/07	250	—	$1,000
	12/31/07	400	—	$1,500

Robert E. Marks	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	3/30/07	102	—	$500
	12/31/07	133	—	$499

Michael Montelongo	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	3/30/07	102	—	$500
	6/29/07	112	—	$498
	9/28/07	125	—	$500
	12/31/07	267	—	$1,001

Henry J. Nasella	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	12/31/07	133	—	$499

Donald R. Shepherd	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	3/30/07	102	—	$500
	6/29/07	112	—	$498
	9/28/07	250	—	$1,000
	12/31/07	267	—	$1,001

Name	Grant Date	Deferred Stock Unit Awards	Stock Option Awards	Grant Date Fair Value

Debra Smithart-Oglesby	1/23/07	—	18,900	$66,993
	1/23/07	8,100	—	$43,659
	3/30/07	204	—	$1,000
	6/29/07	112	—	$498
	9/28/07	250	—	$1,000
	12/31/07	267	—	$1,001

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of the Common Stock to file reports of initial ownership and changes in their ownership of the Common Stock with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. With the exception of the reports described immediately below, to the Company’s knowledge (based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 26, 2007) the Company’s officers, directors and 10% stockholders complied with their Section 16(a) filing requirements for such year. Forms 4 filed January 26, 2007 for Mss. Farris, Lauderback, Smithart-Oglesby and Messrs. Marks, Montelongo, Nasella and Shepherd reporting their annual director equity awards (dated January 23, 2007) were inadvertently filed one day late. Additionally, forms reporting performance share awards dated April 24, 2006 to Mss. Emplit and Parish and Messrs. Marchioli, Wolfinger, Wilensky and Jay C. Gilmore, the Company’s Vice President, Chief Accounting Officer and Corporate Controller, which were earned as of December 31, 2006 but are not vested and payable until December 31, 2008, were not timely filed. All such forms have subsequently been filed.

RELATED PARTY TRANSACTIONS

During the Company’s last fiscal year, there were no transactions that occurred or relationships that existed between the Company and its management, directors or five percent stockholders that require disclosure under SEC regulations.

The Company maintains a written policy and procedures for the review, approval or ratification of related party transactions. Pursuant to such policy and procedures, the Company will enter into or ratify transactions with “related parties” (as the term is defined in Item 404 of Regulation S-K) only when the Board, acting through the Governance Committee determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides or receives products or services to or from a related party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Accordingly, the Governance Committee shall review the material facts of all proposed related party transactions that require approval and either approve or disapprove of the entry into the related party transaction. If advance Governance Committee approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the Governance Committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

CODE OF ETHICS

Denny’s Corporation has adopted a code of ethics entitled “Denny’s Corporation Standards of Business Conduct” which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, all other executive officers and key financial and accounting personnel as well as each salaried employee of the Company. The Denny’s Corporation Standards of Business Conduct is posted on the Company’s website at www.dennys.com.

Denny’s will post on its website any amendments to, or waivers from, a provision of the Denny’s Corporation Standards of Business Conduct that applies to the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions, and that relates to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that Denny’s Corporation files with, or submits to, the SEC and in other public communications made by Denny’s Corporation; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of Denny’s Corporation Standards of Business Conduct to an appropriate person or persons identified in the standards; or (v) accountability to adherence to the standards.

OTHER MATTERS

Expenses of Solicitation

The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or facsimile or by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Discretionary Proxy Voting

In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2009 Stockholder Proposals

In order for stockholder proposals intended to be presented at the year 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) to be eligible for inclusion in the proxy statement and the form of proxy for such meeting, they must be received by the Company at the corporate address set forth above no later than December 15, 2008. Regarding stockholder proposals intended to be presented at the year 2009 Annual Meeting but not included in the proxy statement, pursuant to the Denny’s Corporation Bylaws, written notice of such proposals, to be timely, must be received by the Company no more than 90 days and no less than 60 days prior to the meeting. However, in the event that less than 70 days public notice of the date of the meeting is given, notice of such a stockholder proposal, to be timely, must be received not later than the close of business on the 10th day following the day on which the public notice of meeting was made. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting, resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

Electronic Access to Future Proxy Materials and Annual Reports

Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future proxy statements and annual reports by marking the appropriate box on your proxy card or by following the instructions provided for you if you vote over the Internet or by telephone. If you hold Common Stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a notice in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

FORM 10-K

A copy of the Company’s Form 10-K for the fiscal year ended December 26, 2007 as filed with the SEC is available, without charge, upon written request directed to S. Alex Lewis, Vice President, Investor Relations and Treasurer, at the corporate address set forth above.

Appendix A

DENNY’S CORPORATION

2008 OMNIBUS INCENTIVE PLAN

DENNY’S CORPORATION

2008 OMNIBUS INCENTIVE PLAN

2

DENNY’S CORPORATION

2008 OMNIBUS INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Denny’s Corporation 2008 Omnibus Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Denny’s Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company, conviction of, or plea of guilty or nolo contendere, to any crime involving the personal enrichment of the Participant at the expense of the Company or shareholders of the Company, or conviction of a felony.

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(f) “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) any Person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding Shares of Stock or the combined voting power of the Company’s then outstanding securities; or

(ii) The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving on the Board: individuals who, on the Effective Date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company (as such terms are used in Rule 14A-11 of the 1934 Act) whose appointment or election by the Board or nomination of election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Company’s directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved); or

(iii) the consummation of a merger or consolidation with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.1(f)(ii) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding shares of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv) the consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred unless the circumstances giving rise to such Change in Control qualify as a “change in control event” under Code Section 409A and applicable regulations.

Furthermore, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

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Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company’s Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Denny’s Corporation, a Delaware corporation or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Disability” or “Disabled” shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to that particular Participant, and if no such disability plan exists, then at the discretion of the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate; provided, however, that Nelson Marchioli, the Company’s President and Chief Executive Officer as of the Effective Date, shall not be eligible to receive awards under the Plan.

(q) “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the closing sales price as quoted on the OTC Bulletin Board for such trading date or, in the absence of quoted sales on such date, the closing sales price on the immediately preceding date on which sales were quoted, provided that if it is determined that the fair market value is not properly reflected by such OTC Bulletin Board quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t) “Good Reason” has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant: (i) the assignment to the Participant of duties materially inconsistent with, or a material

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diminution in, the Participant’s authority, duties or responsibilities, (ii) a material reduction by the Company or an Affiliate in the Participant’s base salary or target annual bonus (other than an overall reduction in salaries or target annual bonuses of 10% or less that affects substantially all of the Company’s full-time employees), (iii) a material change in the geographic location at which the Participant is required to perform (it being agreed that a required relocation of more than 50 miles shall be material), or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

A termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the Company, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, written notice setting forth with specificity the occurrence of such event, and there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant.

(u) “Grant Date” means the date an Award is made by the Committee.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(cc) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(dd) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ee) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ff) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(gg) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

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(hh) “Plan” means this Denny’s Corporation 2008 Omnibus Incentive Plan, as amended from time to time.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.11, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ll) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Retirement” means the voluntary termination of employment from the Company or an Affiliate for any reason other than a leave of absence, death or Disability on or after attainment of the age of fifty-five.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(pp) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

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ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

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(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board may expressly delegate to a special committee consisting of one or more officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Article 15, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,000,000.

5.2. SHARE COUNTING.

(a) Awards of Options and Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1 Share for each Share covered by such Awards, and Full Value Awards shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.78 Shares for each Share covered by such Awards.

(b) The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c) Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

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(d) Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(f) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(g) To the extent that the full number of Shares subject to Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 3,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards granted in any one calendar year to any one Participant shall be 3,000,000 Shares. The aggregate maximum fair market value (measured as of the Grant Date) of any other Awards that may be granted to any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $4,500,000.

5.5 MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.10 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Full Value Awards in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

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(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

(e) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or by exchange for cash or other Awards or otherwise, without the prior approval of the shareholders of the Company.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4) One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

(c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all

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classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

(f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate; provided, however, that in no event may any SAR be exercisable for more than ten years from the Grant Date.

(c) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or by exchange for cash or other Awards or otherwise, without the prior approval of the shareholders of the Company.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee

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determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or

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Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

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ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

14.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.5. BENEFICIARIES. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7. ACCELERATION UPON DEATH OR DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, or (with respect to Awards that are not intended to be Qualified Performance-Based Awards under Section 14.12(b)) upon the Participant’s Retirement, all of such Participant’s outstanding Options, SARs,

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and other Awards in the nature of rights that may be exercised shall become fully exercisable, all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination and there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 17.16 hereof). Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate, if a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within two years after the effective date of a Change in Control, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable and shall remain exercisable for a period of 60 months from such date or until the earlier expiration of the award, and (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control and there shall be pro rata payout to Participants within thirty (30) days following the effective date of the Change in Control (unless a later date is required by Section 17.16 hereof) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the Change in Control.

14.9. ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 14.11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

14.10. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.7, 14.8 or Section 14.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.11. QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

(b) When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee

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with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Net earnings;

•	Earnings per share;

•	Net sales growth;

•	Net income (before or after taxes);

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow and free cash flow);

•	Earnings before or after taxes, interest, depreciation and/or amortization (EBITDA);

•	Adjusted Income (before or after taxes)

•	Adjusted EBITDA

•	Internal rate of return or increase in net present value;

•	Dividend payments to parent;

•	Gross margins;

•	Gross margins minus expenses;

•	Operating margin;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Working capital targets relating to inventory and/or accounts receivable;

•	Planning accuracy (as measured by comparing planned results to actual results);

•	Comparisons to various stock market indices;

•	Comparisons to the performance of other companies;

•	Sales;

•	Customer counts;

•	Customer satisfaction; and

•	EVA®.

For purposes of this Plan, EVA means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.). In the event that applicable tax and/or securities laws change to permit Board or Committee discretion to alter the governing Qualified Business Criteria without obtaining stockholder approval of such changes, the Board or Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate;

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provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or in connection with a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

(d) The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(e) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(f) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

14.12. ANNUAL INCENTIVE AWARDS.

(a) The Committee may designate Company executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to five percent (5%) of the company’s consolidated operating earnings for the calendar year. If so, the Committee shall allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings after income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items. For purposes of this Section 14.12, “Extraordinary Items” shall mean (i) extraordinary, unusual and/or nonrecurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

(b) As soon as possible after the determination of the incentive pool for a Plan year, the Board shall calculate the Participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The Participant’s incentive award then shall be determined by the Board based on the Participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

(c) Unless otherwise provided by the Committee at the time of grant, upon the occurrence of a Change in Control, annual incentive awards granted under this Section 14.12 shall be paid out based on the

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consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of the Award or thereafter but prior to the Change in Control.

14.13. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.14. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where

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applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

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ARTICLE 17

GENERAL PROVISIONS

17.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17. 9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.10. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.11. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning

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of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.16. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of

22

the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

(b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(c) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(d) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

The foregoing is hereby acknowledged as being the Denny’s Corporation 2008 Omnibus Incentive Plan as adopted by the Board of Directors on April 2, 2008 and approved by the Company’s stockholders on May 21, 2008.

DENNY’S CORPORATION

By:

Its:

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Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders to be held May 21, 2008

VOTE BY INTERNET OR TELEPHONE

QUICK  «««  EASY  «««  IMMEDIATE

As a stockholder of Denny’s Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 20, 2008.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL	DENNY’S CORPORATION 203 East Main Street, Spartanburg, SC 29319	Please mark your votes like this	X
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

1. Election of (9) directors Nominees:				The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

01 Vera K. Farris	☐	FOR	☐	AGAINST	☐	ABSTAIN	04 Robert E. Marks	☐	FOR	☐	AGAINST	☐	ABSTAIN	07 Donald C. Robinson	☐	FOR	☐	AGAINST	☐	ABSTAIN

02 Brenda J. Lauderback	☐	FOR	☐	AGAINST	☐	ABSTAIN	05 Michael Montelongo	☐	FOR	☐	AGAINST	☐	ABSTAIN	08 Donald R. Shepherd	☐	FOR	☐	AGAINST	☐	ABSTAIN

03 Nelson J. Marchioli	☐	FOR	☐	AGAINST	☐	ABSTAIN	06 Louis P. Neeb	☐	FOR	☐	AGAINST	☐	ABSTAIN	09 Debra Smithart-Oglesby	☐	FOR	☐	AGAINST	☐	ABSTAIN

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE.		2. A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the year ending December 31, 2008.	☐	FOR		☐	AGAINST		☐	ABSTAIN

Label Area 4” x 1 1/2”		3. A proposal to approve the Denny’s Corporation 2008 Omnibus Incentive Plan.	☐	FOR	☐		AGAINST	☐		ABSTAIN
4. To transact such other business as may properly come before the meeting.

PRINT AUTHORIZATION	(THIS BOXED AREA DOES NOT PRINT)	UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS					COMPANY ID:
To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.
SIGNATURE: DATE: TIME:							PROXY NUMBER:
Registered Quantity Broker Quantity
Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐							ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Access to Denny’s Corporation shareholder account information and other shareholder services are available on the Internet!

Visit Continental Stock Transfer’s website at

www.continentalstock.com

for their Internet Shareholder Service –

ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above. At “ContinentaLink” on the right side of the home page, select “Shareholder Log In.” From there, you can either “View a Sample Account” or you can sign-up (choose “First Time Visitor” then “New Member Sign-Up”). Guidance is provided on the website.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DENNY’S CORPORATION

The undersigned hereby appoints Debra Smithart-Oglesby and Nelson J. Marchioli as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Denny’s Corporation held of record by the undersigned on March 25, 2008 at the Annual Meeting of Stockholders to be held on May 21, 2008 or any adjournment thereof.

(Continued, and to be marked, dated and signed on the other side.)